                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               ZAPATA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement, if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       [ZAPATA CORPORATION LOGO TO COME]

                               FEBRUARY 22, 1999

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Zapata Corporation, to be held on March 22, 1999, at 9:00 a.m., EST, time, at Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York 10022.

     At the meeting, we will report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998 containing financial statements, preceded or accompanies this mailing.

     This year, registered shareholders can vote their shares by using a toll-free telephone number. Instructions for using this convenient new service are provided on the proxy card. You may still vote your shares by marking your votes on the proxy/instruction card.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUMENTS ON THE ENCLOSED PROXY CARD AND THEN VOTE
(i) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY/INSTRUCTION CARD IN THE ENCLOSED, POSTAGE PRE-PAID ENVELOPE OR (ii) BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY/INSTRUCTION CARD. You may vote your shares in person if you attend the Annual Meeting thereby canceling any proxy previously given.

     We appreciate your continued interest in Zapata.

                                          Sincerely,

                                          AVRAM A. GLAZER,
                                          President and Chief Executive Officer

                               ZAPATA CORPORATION
                        1717 ST. JAMES PLACE, SUITE 550
                              HOUSTON, TEXAS 77056
                                 (713) 940-6100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 22, 1999

To the Stockholders of Zapata Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Zapata Corporation, a Delaware corporation ("Zapata" or the "Company"), will be held at Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York 10022, on March 22, 1999, at 9:00 a.m., EST, for the following purposes:

     1. To elect two Class I directors (each to serve a one year term expiring at the Annual Meeting of Stockholders to be held in 2000, three Class II directors (each to serve a two year term expiring at the Annual Meeting of Stockholders to be held in 2001) and two Class III directors (each to serve a three year term expiring at the Annual Meeting of Stockholders to be held in 2002), in each case until their successors are elected and qualified;

     2. To consider and vote on a proposal to adopt and approve a Merger Agreement providing for the merger of the Company with and into a wholly-owned Nevada subsidiary for the purpose of changing the Company's state of incorporation from Delaware to Nevada and making certain changes in the Charter and the By-Laws;

     3. To consider and vote on a proposal to amend the Company's 1996 Long-Term Incentive Plan to increase the total number of shares available for awards from 5,000,000 shares to 10,000,000 shares;

     4. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999;

     5. If presented at the Annual Meeting, to consider and vote on the stockholder proposal regarding post-meeting reports described in the accompanying Proxy Statement;

     6. If presented at the Annual Meeting, to consider and vote on the stockholder proposal regarding an extraordinary distribution described in the accompanying Proxy Statement; and

     7. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     A copy of the Annual Report of the Company's operations during the fiscal year ended September 30, 1998 was previously forwarded or accompanies this Proxy Statement. A Proxy Statement and proxy/voting instruction card ("Proxy Card") accompany this Notice. The enclosed Proxy Statement contains information regarding the matters to be acted upon at the Annual Meeting.

     The Board of Directors has set the close of business on February 21, 1999 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed following the record date. A list of such stockholders will be available during normal business hours at the offices of the company for inspection at least ten days prior to the Annual Meeting.

     Stockholders are cordially invited and encouraged to attend the Annual Meeting in person. In the event that stockholders cannot attend the Annual Meeting, this year, registered stockholders can vote their shares by using a toll-free telephone number. Instructions for using this convenient new service are provided on the Proxy Card.

                                          By Order of the Board of Directors,

                                          AVRAM A. GLAZER
                                          President and Chief Executive Officer

Houston, Texas
February 22, 1999

                               ZAPATA CORPORATION
                        1717 ST. JAMES PLACE, SUITE 550
                              HOUSTON, TEXAS 77056
                                 (713) 940-6100

                                PROXY STATEMENT

GENERAL

     This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and Proxy Instructions Card (the "Proxy Card") are being furnished to the stockholders of Zapata Corporation ("Zapata" or the "Company") by the Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on March 22, 1999, at 10:00 a.m., EST, at Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York 10022, and at any adjournments thereof (the "Annual Meeting").

     It is contemplated that this Proxy Statement and the accompanying form of Proxy Card will first be mailed to Zapata stockholders on or about February 22, 1999. The principal executive offices of the Company are located at 1717 St. James Place, Suite 550, Houston, Texas 77056; telephone (713) 940-6100. The mailing address of the Company is P.O. Box 4240, Houston, Texas 77210-4240.

     This year, as an alternative to voting by proxy or in person, registered stockholders can simplify their voting and save the Company expense by calling 1-800-PROXIES (or 1-800-776-9437). Telephone voting information is provided on the Proxy Card. A Control Number, located above the stockholder's name and address on the lower left of the Proxy Card, is designed to verify stockholders' identity and allow them to vote their shares and confirm that their voting instructions have been properly recorded.

     If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive. The availability of telephone voting will depend on the voting processes of the bank or broker that holds your shares.

     If you do not choose to vote by telephone, you may still return your Proxy Card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the Proxy Card. If your Proxy Card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. If you do vote by telephone, it is not necessary to return your Proxy Card.

     All references herein to a fiscal year are to the 12 month period ended on September 30th of the indicated calendar year.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, including any adjournment(s) thereof, the stockholders of Zapata will be asked to consider and vote upon the election of directors and the other proposals summarized in the attached Notice of Annual Meeting. The director nominees and each proposal are described in more detail in this Proxy Statement.

RECORD DATE; OUTSTANDING SHARES; QUORUM

     The Board of Directors of the Company has fixed the close of business on February 21, 1999 (the "Record Date") as the date for the determination of stockholders who are entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. On the Record Date, the Company's issued and outstanding capital stock of consisted of 23,877,078 shares of common stock, par value $.25 per share (the "Common Stock"), which was held by approximately 7,051 holders of record. Each share of Common stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval. The Common Stock is the Company's only outstanding class of stock as of the date of this Proxy Statement.

             THE DATE OF THIS PROXY STATEMENT IS FEBRUARY 22, 1999

ABSTENTIONS AND NON-VOTES; VOTE REQUIRED

     The presence at the meeting, in person or by proxy, of the holders of a majority of the Company's outstanding shares of voting stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned or postponed in order to permit further solicitations of proxies by the Company.

     With respect to the election of directors, the two nominees for Class I, the three nominees for Class II and the two nominees for Class III receiving the highest number of affirmative votes for each respective Class will be elected to that Class of directors. The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date will be necessary to approve the Merger Agreement and reincorporate the Company in Nevada. The affirmative vote of a majority of the shares of Common Stock present and represented at the Annual Meeting will be necessary to approve the amendment to the Company's 1996 Long-Term Incentive Plan, to ratify the Board's appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants and the two stockholder proposals. Abstentions and broker non-votes (i) will have no effect on the outcome of the election of directors or the approval of the 1996 Long-Term Incentive Plan amendment, independent public accountants and two stockholder proposals and (ii) will be counted in tabulations of the votes cast on the Merger Agreement and reincorporation proposal and have the same legal effect as a vote against that proposal. Stockholders do not have dissenters' rights of appraisal with respect to any of the matters to be acted upon at the Annual Meeting.

     The Malcolm Glazer Family Limited Partnership, a Nevada limited partnership (the "Glazer Partnership"), which, as of the Record Date, held approximately 43% of the outstanding shares of Common Stock, has notified the Company that it intends to vote all of its shares at the Annual Meeting in favor of the election of all the nominees for directors named herein and of all the other proposals to be presented to the stockholders for consideration described herein other than the two stockholder proposals.

VOTING OF PROXIES

     All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the meeting and not revoked, will be voted as specified in the proxy. If no instructions have been given in a proxy and authority to vote has not been withheld, the shares represented thereby will be voted: for the election of all nominees for directors named herein; for approval of the Merger Agreement; the 1996 Long-Term Incentive Plan amendment and independent public accountant proposals; if presented, against the two stockholder proposals; and in the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting.

     Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company's principal executive offices, a written revocation or a duly executed proxy bearing a later date or by appearing at the meeting and voting in person. For a period of at least ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at the Company's principal executive offices during normal business hours so that stockholders of record may inspect the list only for proper purposes.

SOLICITATION OF PROXIES; EXPENSES

     Solicitation of proxies by mail is expected to commence on or about February 24, 1999, and the cost thereof will be borne by the Company. In addition to such solicitation by mail, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telecopy or personal interview. Arrangements also will be made with certain brokerage houses, custodians, nominees and other fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common

Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation (the "Restated Certificate") and By-Laws the Board of Directors has fixed the size of the Board at seven directors. The Restated Certificate provides for division of the Board into three classes (Class I, Class II and Class III) of as nearly equal number of directors as possible. Thus, Class I and Class III are comprised of two directors each and Class II is comprised of three directors.

     In May 1997, the Board elected Messrs. Gfeller and Litman to fill Class II director vacancies and Messrs. Bryan Glazer and Edward Glazer to fill Class III director vacancies, in each case to serve until the stockholders had an opportunity to elect Class II and Class III directors. Ronald Lassiter, a director since 1974, resigned as a director effective October 28, 1998. The Board of Directors decided not to fill the vacancy created by Mr. Lassiter's resignation and, therefore, has reduced the Board to its present size of seven directors

     The term of each Class of directors is generally three years with the term for one Class expiring each year in rotation. As a result, generally each year one Class of directors is elected. The term of the Class I directors expires at the Annual Meeting. The Company, however, did not hold an Annual Meeting of Stockholders in either 1997 or 1998. As a consequence, nominees for all three Classes are being submitted for election at the Annual Meeting. In order to keep the three Classes of directors as nearly equal in number as possible, rather than the normal three year term, the Board has nominated each Class II director to serve only a one year term and each Class III director to serve only a two year term. The Board has nominated the Class I directors to serve the normal three year term.

     If any nominee becomes unavailable for any reason, shares represented by the proxies designated as such in the enclosed Proxy Card will be voted for such person or persons, if any, as may be designated by the Board of Directors. At present, it is not anticipated that any nominee will be unable to serve. Directors will be elected by a plurality of the votes cast for each Class of directors at the Annual Meeting.

NOMINEES FOR ELECTION AS DIRECTORS

  Class I Nominees -- To Serve Three Year Term Expiring in the Year 2002

     MALCOLM I. GLAZER, age 70, has been a director of Zapata since July 1993. Mr. Glazer has served as Chairman of the Board of Directors since July 1994, and served as President and Chief Executive Officer from August 1994 until March 1995. For more than the past five years, Mr. Glazer has been a self-employed private investor whose diversified portfolio consists of investments in television broadcasting, restaurant equipment, food services equipment, health care, banking, real estate, stocks, government securities and corporate bonds. He also owns the Tampa Bay Buccaneers, a National Football League franchise. Mr. Glazer has been President and Chief Executive Officer of First Allied Corporation since 1984. He also is a director of Specialty Equipment Companies, Inc., a food services equipment manufacturer, Omega Protein Corporation, a marine protein corporation in which Zapata holds approximately 60% of the voting stock, and Viskase Corporation, a food services corporation in which Zapata holds approximately 40% of the voting stock. Malcolm I. Glazer is the father of Avram A. Glazer, Bryan G. Glazer and Edward S. Glazer.

     ROBERT V. LEFFLER, JR., age 52, has served as a director of Zapata since May 1995. For more than the past five years, Mr. Leffler has owned and operated the Leffler Agency, an advertising and marketing/public relations firm based in Baltimore, Maryland that specializes in sports, rental real estate, television stations and medical areas. Among the clients of the Leffler Agency are the Tampa Bay Buccaneers, a National Football League franchise owned by Malcolm I. Glazer.

  Class II Nominees -- To Serve Two Year Term Expiring in the Year 2001

     AVRAM A. GLAZER, age 38, has been a director of Zapata since July 1993. Mr. Glazer has served as President and Chief Executive Officer of the Company since March 1995. Prior to that time, Mr. Glazer was employed by, and worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm
I. Glazer, including First Allied Corporation. Mr. Glazer served as Vice President of First Allied Corporation from 1985 through 1995. He also serves as a director of Specialty Equipment Companies, Inc., Omega Protein Corporation and Viskase Corporation. Avram A. Glazer is the son of Malcolm I. Glazer and the brother of Bryan G. Glazer and Edward S. Glazer.

     WARREH H. GFELLER, age 46, has served as a director since May 1997. For the past five years, he has operated Clayton/Hamilton Equities, L.L.C., Stranger Valley Company, L.L.C., ART&SIGN, Incorporated and Tatgc Chemical and Manufacturing, Inc. Mr. Gfeller also serves as a director of Gardner Bancshares, Inc., House Specialties, L.L.C. and Kansas Wildscape Foundation.

     DAVID N. LITMAN, age 35, has served as a director since May 1997. Mr. Litman is a financial consultant with Salamon Smith Barney, Inc., which he joined in March 1998. For five years prior to joining Salamon Smith Barney, Inc., Mr. Litman was an Associate Vice President with The Carey Winston Company. He has 13 years of experience in commercial real estate investments, sales and services.

  Class III Nominees -- To Serve a Three Year Term Expiring in the Year 2001

     BRYAN G. GLAZER, age 34, has served as a director since May 1997. For the past five years, he has been employed by, and has worked on behalf of, Malcolm
I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer. He also serves as a director of the Tampa Bay Performing Arts Center. He is the son of Malcolm I. Glazer and the brother of Avram A. Glazer and Edward S. Glazer.

     EDWARD S. GLAZER, age 29, has served as a director since 1997. For the past five years, he has been employed by, and has worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer. He is the son of Malcolm I. Glazer and the brother of Avram A. Glazer and Bryan G. Glazer.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS TO THE SPECIFIED CLASSES

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors has as two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the function of a nominating committee.

     During Fiscal 1997 and Fiscal 1998, the Board of Directors held 20 meetings and 9 meetings, respectively. In addition, in each of the two same fiscal years, the Audit Committee and the Compensation Committee held one meeting each. During Fiscal 1997 and Fiscal 1998, each director of the Company attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which each of them sit.

     The Audit Committee currently is composed of Mr. Warren Gfeller (Chairman) and Mr. Robert V. Leffler, Jr. The Audit Committee meets with the Company's independent accountants to review the Company's accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the Board of Directors as to the engagement of independent accountants; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants.

     The Compensation Committee is composed of Mr. Robert W. Leffler (Chairman) and Mr. David N. Litman who were elected to the Committee in June 1997. The Board of Directors performed the duties of the Compensation Committee in Fiscal 1997 until the election to the Committee of Messrs. Leffler and Litman. The functions performed by the Compensation Committee include reviewing the Company's executive salary and bonus structure; reviewing the Company's stock option plans; recommending directors' fees; setting bonus goals; and approving salary and bonus awards to key executives.

DIRECTORS' COMPENSATION

     During Fiscal 1997 and Fiscal 1998, directors who were not employees of the Company were paid an annual retainer of $20,000 (on a quarterly basis), plus $1,000 for each committee of the Board of Directors on which a director served. Those directors who also are employees of the Company do not receive any additional compensation for their services as directors.

     Pursuant to the Company's Amended and Restated Special Incentive Plan, following initial appointment or election to the Board of Directors, each non-employee director of the Company automatically receives a grant of options to purchase 20,000 shares of Common Stock at the fair market value on the date of the grant. Each such option is exercisable in three equal annual installments after the date of the grant.

EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the Executive Officers of the Company, as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company's Board of Directors until their successors are elected and qualify.

NAME                                        AGE                     POSITION
----                                        ---                     --------
Malcolm I. Glazer.........................  70     Chairman of the Board
Avram A. Glazer...........................  38     President and Chief Executive Officer
Leonard DiSalvo...........................  40     Vice President -- Finance and Chief
                                                   Financial Officer
Gordon E. Forth...........................  37     Secretary

     Leonard DiSalvo, age 40, joined Zapata in September 1998 and currently serves as its Chief Financial Officer. Mr. DiSalvo has 18 years of experience in the areas of finance and accounting. For the past two years, Mr. DiSalvo served as a finance manager for Canandaigua Brands, Inc., a national manufacturer and distributor of wine, spirits and beer. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated.

     Gordon E. Forth, age 37, has served as Zapata's Corporate Secretary since December 1998. Mr. Forth is a partner of Woods, Oviatt, Gilman, Sturman & Clarke LLP, a Rochester, New York based law firm. Mr. Forth has practiced law at the Woods, Oviatt firm since 1987.

     See Proposal 1 -- Election of Directors above for information concerning the Company's other executive officers.

CERTAIN LITIGATION

     On August 11, 1995, a derivative and class action was filed by Elly Harwin against the Company and its then directors in the Court of Chancery of the State of Delaware, New Castle County. On January 18, 1996, a second derivative action was filed by Crandon Capital Partners against the Company and its directors in the same court. On May 7, 1996, a third derivative action was filed by Elly Harwin and Crandon Capital Partners against the Company and its directors in the same court. These cases have since been consolidated into one case (the "Harwin/Crandon Case"), by way of an amended, consolidated complaint (the "Harwin/Crandon Complaint"). The Harwin/Crandon Complaint alleges that the Company's directors engaged in conduct constituting breach of fiduciary duty and waste of the Company's assets in connection with the Company's investment in Envirodyne Industries, Inc. (n/k/a Viskase Corporation), in connection with the decision to shift the Company's business focus from energy to food services, and in connection with a proposed (but subsequently abandoned) merger of Houlihan's Restaurant Group, Inc. with a wholly-owned subsidiary of the Company (the "Houlihan's Merger"). The complaint alleges, among other things, that the purchase of Envirodyne common stock from Malcolm I. Glazer's affiliate, The Malcolm Glazer Trust, was a wrongful expenditure of the Company's funds and was designed to permit Malcolm I. Glazer to obtain personal financial advantage to the detriment of the Company. The Harwin/Crandon Complaint also alleges that the Company's Board of Directors is controlled by Malcolm I. Glazer and that then director George Loar (who is now deceased) lacked independence from Malcolm I. Glazer because he was employed until his retirement by a corporation indirectly controlled by Malcolm I. Glazer, that Mr. Leffler lacked such independence because of his status as a paid consultant to Malcolm
I. Glazer, that Avram A. Glazer lacked such independence because of familial relationship and that then director, Ronald Lassiter, lacked such independence by reason of an employment or consulting relationship with the Company. The Harwin/Crandon Complaint seeks relief including, among other things, rescission of the Company's purchase of the shares of Envirodyne common stock from the Malcolm Glazer Trust; injunctive relief to void the election of Messrs. Leffler and Loar as directors at the Company's Annual Meeting of Stockholders held on July 27, 1995 and to enjoin consummation of the Houlihan's Merger and any transaction in which Malcolm I. Glazer has an interest; and an award of unspecified compensatory damages and expenses, including attorneys' fees. Due to the uncertainties in the litigation process, it is not possible to predict the outcome of this lawsuit. The Company, however, believes that the Harwin/Crandon Complaint is without merit and is vigorously defending itself. The plaintiffs have taken no action to prosecute this matter for over two years. It is the opinion of the Company's management, based on discussion with counsel, that the probability of this matter, when finally concluded, having a material adverse effect on the Company's results of operation, cash flows or financial position is more than remote, but less than likely.

     On November 9, 1995, a petition was filed in the 148th Judicial District of Nueces County, Texas by Peter M. Holt, a former director of the Company, and certain of his affiliates who sold their interests in Energy Industries, Inc. and other natural gas compression companies ("Energy Industries") to the Company in November 1993 (the "Holt Case"). The petition names the Company, Malcolm I. Glazer and Avram A. Glazer as defendants and alleges several causes of action based on alleged misrepresentations concerning the Company's long-term development strategy focusing its efforts on the natural gas services business. The petition does not allege a breach of any provision of the purchase agreement pursuant to which the Company acquired Energy Industries from the plaintiffs. The remedies sought by the plaintiffs include: (1) the disgorgement to the plaintiffs of the Company's profit made on its sale of Energy Industries, plus the cash profit the Company made from the operations of Energy Industries, which the plaintiffs contend equals approximately $54 million; (2) money damages based on the alleged lower value of the Company's Common Stock had the alleged misrepresentations not been made, which the plaintiffs contend is approximately $6 million; (3) money damages based on the plaintiffs' assumptions that the Company's Common Stock price would have increased if it had remained in the natural gas services industry after 1995, which the plaintiffs contend equals approximately $23 million; or (4) money damages based on the assumption that the plaintiffs had not sold Energy Industries and had taken it public in January 1997, which the plaintiffs contend amounts to more than $100 million. The Company, Malcolm I. Glazer and Avram A. Glazer filed counterclaims against the plaintiffs for breach of the purchase agreement, breach of fiduciary duty and/or material misrepresentations and omissions by Mr. Holt. Trial is currently set for August 16, 1999. Due to the uncertainties inherent in the litigation process, it is not possible to predict the outcome of this lawsuit. The Company, however, believes that the petition is without merit and is vigorously defending itself. In the opinion of the Company's management, based on discussions with counsel, that the probability of this matter, when finally concluded, having a material adverse effect on the Company's results of operations, cash flows or financial position is more than remote, but less than likely.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation with respect to Fiscal 1998, Fiscal 1997, Fiscal 1996 and Fiscal 1995 for services in all capacities rendered to the Company and its subsidiaries by the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company with annual compensation in excess of $100,000 who were serving as executive officers on September 30, 1998 (the "1998 Named Officers"). The table also includes information for additional persons who served as the Company's Chief Executive Officer during Fiscal 1997 and the other most highly compensated executive officers with annual compensation in excess of $100,000 on September 30, 1997 (the "1997 Additional Officers" and, together with the 1998 Named Officers, the "Named Officers"). Due to the Company's change during 1998 to a December 31 fiscal year end from September 30, the table also includes amounts for the three months ended December 31, 1998, which period is referred to as "1998 T."

                           SUMMARY COMPENSATION TABLE

                                                                        OTHER ANNUAL COMPENSATION
                                              ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                             ---------------------    ------------------------------
                                                                       AWARDS/
NAME AND PRINCIPAL                 FISCAL                             OPTIONS/        ALL OTHER
POSITION                            YEAR     SALARY($)    BONUS($)    SAR(#)(1)   COMPENSATION(#)(2)
------------------                 ------    ---------    --------    ---------   ------------------
1998 NAMED OFFICERS:
Malcolm I. Glazer, ..............   1998T    $125,000           --          --               --
Chairman of the Board(3)            1998      500,000     $975,000          --               --
                                    1997      109,636      300,000     325,000               --
                                    1996       20,000           --          --               --
                                    1995       20,000           --          --               --
Avram A. Glazer, ................   1998T    $ 75,000           --          --               --
President and Chief                 1998      300,000     $300,000          --               --
Executive Officer(4)                1997      300,000      300,000     625,000               --
                                    1996      300,000           --          --               --
                                    1995      183,240           --          --               --

1997 ADDITIONAL OFFICERS:
Joseph L. von Rosenberg III,.....   1997     $184,569     $150,000     330,000         $  9,000
former Executive Vice President,    1996      129,687       50,000          --            9,218
General Counsel and Corporate       1995      117,750       25,000          --               --
Secretary(5)
Ronald C. Lassiter, .............   1997     $151,250     $ 73,600          --         $565,383
formerly Chairman and Chief         1996      215,900           --          --
Executive Officer of Zapata         1995      197,000           --          --
Protein, Inc. (n/k/a Omega
Protein Corporation(6)
Eric T. Furey, ..................   1997     $ 21,280           --     142,500               --
former General Counsel and
Corporate Secretary(7)
Robert A. Gardiner, .............   1997     $125,768     $ 25,000     250,000         $  9,000
former Chief Financial Officer(8)   1996      100,695       25,000          --            6,722
                                    1995       85,785       15,000          --            5,464

---------------
(1) Non-qualified stock options were granted to indicated Named Officers in Fiscal Years 1998 and 1997 under the Company's 1996 Long-Term Incentive Plan. The share amounts for a particular Fiscal year under this column reflect only the shares underlying options which were granted during the indicated Fiscal year. The options generally vest over three years from the date of grant or on the termination of employment, whichever occurs earlier. Upon termination, the holder of the option has one year in which to exercise his options.

(2) Except for the amount indicated for Mr. Lassiter, all amounts appearing in this column represent the Company's contributions to its profit-sharing plan for the indicated executive officer. See note 8 below for explanation of amount included in this column for Mr. Lassiter.

(3) In May 1997, Mr. M. Glazer began to receive a regular salary as Chairman of the Board. Amounts in the "Salary" column paid to Mr. Glazer include director fees of $11,918, $20,000 and $20,000 for Fiscal Years 1997, 1996 and 1995, respectively. In January 1998, M. Glazer was elected to the Board of Directors of the Company's then wholly-owned subsidiary, Omega Protein Corporation. In connection with his election to that Board, M. Glazer received options to purchase 14,200 shares of Omega Protein Corporation's common stock at an exercise price equal to such shares' fair market value on that date (i.e., $12.75 per share). In April 1998, Omega Protein Corporation conducted its initial public offering. On December 31, 1998, Omega Protein Corporation had a closing price of $10.125 per share on the New York Stock Exchange ("NYSE").

(4) In March 1995, Mr. A. Glazer was elected as President and Chief Executive Officer of the Company. In addition to regular salary, the amount shown in the "Salary" column for Fiscal 1995 includes director and

    Board committee fees for the portion of that Fiscal Year during which Mr. A. Glazer was not an executive officer. In January 1998, Mr. A. Glazer was elected Chairman of the Board of Directors of the Company's then wholly-owned subsidiary, Omega Protein Corporation. In connection with his election A. Glazer received options to purchase 568,200 shares of Omega Protein Corporation's common stock at an exercise price equal to such shares' fair market value on that date (i.e., $12.75 per share). In April 1998, Omega Protein Corporation conducted its initial public offering. On December 31, 1998, Omega Protein Corporation had a closing price of $10.125 per share on the NYSE.

(5) In April 1998, Mr. von Rosenberg ceased serving as the Company's Executive Vice President. He currently serves as President and Chief Executive Officer of Omega Protein Corporation.

(6) Amounts in the "Salary" and "All Other Compensation" columns includes amounts paid to Mr. Lassiter under Mr. Lassiter's Consulting Agreement with the Company which is described below under "-- Employment Agreements." Amounts in the "Salary" column also includes director and Board committee fees of $20,000, $40,000 and $20,000 for Fiscal Years 1997, 1996 and 1995,
    respectively.

(7) In April 1998, Mr. Furey ceased serving as the Company's General Counsel and Corporate Secretary. He currently serves as Vice President, General Counsel and Corporate Secretary of Omega Protein Corporation.

(8) In April 1998, Mr. Gardiner resigned as the Company's Chief Financial
    Officer.

     While the Company's officers receive benefits in the form of certain perquisites, none of the Named Officers received perquisites which exceeded in value the lesser of $50,000 or 10% of such officer's salary and bonus for any of the Fiscal Years shown in the Summary Compensation Table.

     During 1998T and Fiscal 1998, the Company did not grant or award any stock options, stock appreciation rights, stock awards or cash awards to any of the 1998 Named Officers. The following table provides information concerning the grant of stock options for the Company's Common Stock made to the Named Officers during Fiscal 1997:

                          OPTION GRANTS IN FISCAL 1997

                              NUMBER OF     PERCENT OF                             POTENTIALLY REALIZABLE VALUE AT
                              SECURITIES      TOTAL                                     ASSUMED ANNUAL RATE OF
                              UNDERLYING     OPTIONS                                 STOCK PRICE APPRECIATION FOR
                               OPTIONS      GRANTED TO    EXERCISE                          OPTION TERM(2)
                               GRANTED     EMPLOYEES IN     PRICE     EXPIRATION   --------------------------------
OFFICERS                        (#)(1)     FISCAL YEAR    ($/SHARE)      DATE            5%               10%
--------                      ----------   ------------   ---------   ----------   --------------    --------------
1998 NAMED OFFICERS:
Malcolm I. Glazer(3)........   325,000         15.2%       $4.625      07/11/07      $  945,307        $2,395,594
Avram A. Glazer(4)..........   625,000         29.2%       $4.625      07/11/07       1,817,899         4,606,912

1997 ADDITIONAL OFFICERS:
Joseph L. von Rosenberg.....   330,000         15.4%       $4.625      07/11/07         959,851         2,432,449
Ronald C. Lassiter..........        --           --            --            --              --                --
Eric T. Furey...............   142,500          6.6%       $4.625      07/11/07         414,481         1,050,376
Robert A. Gardiner..........   250,000         11.7%       $4.625      07/11/07         727,160         1,842,765

---------------
(1) Stock options are awarded at the fair market value of Common Stock at the date of award. The options generally vest over three years from the date of grant or on the termination of employment, whichever occurs earlier.

(2) The amounts shown as potentially realizable values are based on arbitrarily assumed rates of stock price appreciations of 5% and 10% over the full term of the options (10 years), as required by applicable regulations and are provided for illustrative purposes only.

(3) See Note 3 to the Summary Compensation Table regarding Omega Protein Corporation stock options.

(4) See Note 6 to the Summary Compensation Table regarding Omega Protein Corporation stock options.

     All of the options awarded during Fiscal 1997 and Fiscal 1998 were granted with an exercise price equal to the market value of the Common Stock on the date of grant. At the time of the award, all of the options were exercisable in cumulative one-third installments one year after the date of award, with full vesting occurring on the third anniversary of the award.

     The following table provides information concerning options held by the 1998 Named Officers as of end of Fiscal 1998 and 1997 Additional Officers as of the end of Fiscal 1997.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                  SECURITIES UNDERLYING     ($) VALUE OF UNEXERCISED
                                  SHARES                           UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                       FISCAL    ACQUIRED          VALUE           AT FISCAL YEAR-END         AT FISCAL YEAR-END(1)
NAME                    YEAR    ON EXERCISE      REALIZED       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                   ------   -----------   ---------------   -------------------------   -------------------------
1998 NAMED OFFICERS:
Malcolm I. Glazer....  1998T                                                 128,333/216,667                952,289/1,652,086
                        1998        --             --                        128,333/216,667                654,498/1,105,000
                        1997        --             --                         20,000/325,000                 52,000/845,000
Avram A. Glazer......  1998T                                                 228,333/416,667              1,714,789/3,177,086
                        1998        --             --                        228,333/416,667              1,164,498/2,125,002
                        1997        --             --                         20,000/625,000                 52,000/1,625,000
1997 ADDITIONAL
  OFFICERS:
Joseph L. von
  Rosenberg III(2)...   1997        --             --                         20,000/350,000                 38,750/866,250
Ronald C. Lassiter...   1997        --             --                              0/0                           0/0
Robert A.
  Gardiner(3)........   1997        --             --                          6,000/250,000                 24,750/656,250
Eric T. Furey(4).....   1997        --             --                              0/142,500                      0/374,063

---------------
(1) On December 31, 1998, September 30, 1998 and September 30, 1997, the closing price per share of Common Stock on the NYSE was $12.25, $9.69 and $7.25, respectively.

(2) Mr. von Rosenberg, who resigned as an officer of the Company on April 8, 1998, reported that in May 1998 he exercised all of his options, resulting in a value realized of $3,706,932.

(3) Mr. Gardiner, who ceased to be employed by the Company in March 1998, reported that in March 1998 he exercised options covering 5,765 shares, resulting in a value realized of $61,503.

(4) Mr. Furey, who resigned as an officer of the Company on April 8, 1998, reported that in May 1998 he exercised options covering 132,500 shares, resulting in a value realized of $1,312,057.

CERTAIN EMPLOYEE BENEFITS

     The Company's executive officers participate or have participated in certain stock option and incentive plans, retirement and profit sharing plans sponsored by Zapata, some of which are intended to qualify for tax-favored treatment under the Internal Revenue Code, as amended (the "Code"). These plans include the 1990 Stock Option Plan, the 1996 Long-Term Incentive Plan, the Zapata Pension Plan, the Zapata Supplemental Pension Benefit Plan and the Zapata Profit Sharing Plan.

     The Zapata Pension Plan is a non-contributing qualified defined benefit pension plan covering full-time domestic employees. Retirement benefits under the Pension Plan are based on an employee's length of employment, average monthly compensation and social security covered compensation. Compensation for this purpose includes salary and other compensation paid by the Company and reportable on Form W-2, but excludes fringe benefits (cash and non-cash), including compensation related to stock option plans which is reported in the Summary Compensation Table in this Proxy Statement. The Code limits the amount of compensation that may be considered and the annual benefits which may be payable from the Pension Plan.

Effective October 1, 1989, Pension Plan participants are 100% vested in accrued benefits after five years of service. Effective January 15, 1995, the Company amended its Pension Plan to provide that highly compensated employees (those having covered annual compensation in excess of $66,000) would not earn additional benefits under the plan after that date. In addition, the Company terminated its Supplemental Pension Plan covering certain executive officers, except with respect to benefits already accrued.

     The following table shows the estimated annual benefit payable to employees on retirement under the Pension Plan to employees in the specified compensation and years of service classification. The retirement benefits shown are based upon an employee retiring at age 65 in 1998 who elect to receive benefits in the form of a single life annuity (although a participant can select other methods of calculating benefits). The amounts shown are based on current average social security wage base amounts and are not subject to any deduction for social security or other offset amounts.

                          PENSION PLAN BENEFITS TABLE

                                                            YEARS OF SERVICE
                 COVERED                   ---------------------------------------------------
             COMPENSATION(1)                 15         20         25         30         35
             ---------------               -------    -------    -------    -------    -------
$125,000.................................  $18,207    $24,277    $30,346    $36,415    $42,484
 150,000.................................   22,332     29,777     37,221     44,665     52,109
 175,000.................................   22,332     29,777     37,221     44,665     52,109
 200,000.................................   22,332     29,777     37,221     44,665     52,109
 225,000.................................   22,332     29,777     37,221     44,665     52,109
 250,000.................................   22,332     29,777     37,221     44,665     52,109
 300,000.................................   22,332     29,777     37,221     44,665     52,109
 400,000.................................   22,332     29,777     37,221     44,665     52,109
 450,000.................................   22,332     29,777     37,221     44,665     52,109
 500,000.................................   22,332     29,777     37,221     44,665     52,109

---------------
(1) Represents the highest average annual earnings during five (5) consecutive calendar years of service.

     Participants in the Pension Plan include Messrs. Lassiter, von Rosenberg and Gardiner. Mr. Lassiter retired for purposes of the Pension Plan effective August 1, 1994 and receives annual benefits of $87,860 under the Pension Plan and $101,512 under the Supplemental Pension Plan. Upon retirement, the estimated annual benefits payable under the Pension Plan to Messrs. von Rosenberg and Gardiner are $1,250 and $18,400, respectively (assuming payments commence at age 65 on a single life annuity basis).

     The Zapata Profit Sharing Plan is qualified under Sections 401(a) and 401(k) of the Code. Effective October 1, 1994, the assets of the Zapata Haynie Corporation Profit-Sharing/Savings Plan (the "Zapata Haynie Plan") were merged with and into the assets of the Zapata Profit Sharing Plan and the Zapata Profit Sharing Plan was renamed from the Zapata Corporation Profit Sharing Plan (the "Profit Sharing Plan"). The Profit Sharing Plan and the Zapata Haynie Plan each have their own benefit rights provisions. All assets of the Profit Sharing Plan and the Zapata Haynie Plan are available to pay benefits to all participants and beneficiaries of the merged Profit Sharing Plan. Under the Profit Sharing Plan, all employees of the Company who are 21 years or older, including its executive officers, are eligible to participate after six months of employment. Contributions may consist of employee contributions and employer matching contributions. Effective October 1, 1996, the Plan was amended to state that participants become vested in both employee and employer contributions upon entering the Profit Sharing Plan. The Profit Sharing Plan provides that participating employees have the right to elect their contributions to the Profit Sharing Plan be made from reductions from compensation owed to them by the Company. In addition, the Company, at its discretion, can make contributions to the Profit Sharing Plan of a percentage of a participant's annual compensation. Participating employees are entitled to full distribution of their share of the Company's contributions under the Profit Sharing Plan upon death, disability or when they reach retirement age or otherwise terminate employment. If their employment is terminated earlier, their share of the Company's contributions will depend on the number of years of employment with the Company.

EMPLOYMENT AND RELATED AGREEMENTS

     Effective as of March 15, 1991, the Company entered into an employment agreement with Mr. Lassiter. The agreement provided for continuation of salary for a three year period following termination of employment under certain circumstances occurring within two years after a change of control. A "change of control" for purposes of this provision occurred in July 1992. As a result of the change in Mr. Lassiter's responsibilities in July 1994, Mr. Lassiter terminated his employment under this provision of his contract. Subsequently, Mr. Lassiter entered into a Consulting Agreement with the Company under which he agreed to serve as Chairman and Chief Executive Officer of Zapata Protein Corporation (n/k/a Omega Protein Corporation) for the same aggregate compensation as he would have been entitled to receive under the termination provisions of the employment agreement, with the payments deferred over an extended period of time so long as Mr. Lassiter continued to serve under the Consulting Agreement. In July 1997, Mr. Lassiter resigned as Chairman and Chief Executive Officer of Zapata Protein Corporation and, in accordance with the terms of his Consulting Agreement, the Company paid Mr. Lassiter the $565,383 balance remaining due under the Consulting Agreement. The payments to Mr. Lassiter under the provisions of the Consulting Agreement are included in the "Salary" and "All Other Compensation" columns of the Summary Compensation Table.

     Effective as of June 1, 1996, Zapata entered into an employment agreement with Mr. von Rosenberg. The agreement provided for an annual base salary of $165,000, which was subject to annual review, provided that it could not be decreased without Mr. von Rosenberg's consent. Prior to any change in control of the Company, the agreement provided for a payment to Mr. von Rosenberg of 150% of his base salary in the event of termination of his employment (1) by Mr. von Rosenberg for Good Reason (as defined in the employment agreement) or (2) by the Company without Cause (as defined in the employment agreement). Following any change in control of the Company, Mr. von Rosenberg generally was entitled to an amount equal to 2.99 times his average annual compensation for the five-calendar-year period immediately preceding the change in control in the event of termination of his employment (1) by Mr. von Rosenberg for Good Reason within one year after the change in control or (2) by the Company without Cause. The agreement had a termination date of November 30, 1997, with automatic renewals for each subsequent 18-month period, except as the parties otherwise agreed. In April 1998, Mr. von Rosenberg resigned as the Company's Executive Vice President, General Counsel and Secretary to become the President and Chief Executive officer of Omega Protein Corporation. In connection with his resignation, Mr. von Rosenberg received $100,000 representing a pro rata portion of the bonus called for under the agreement. No other payments are due under the agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     Directors, officers and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that during Fiscal 1998 and Fiscal 1997 all reports required by
Section 16(a) to be filed by its directors and officers were filed on a timely basis, except that Messrs. Malcolm I. Glazer and Avram Glazer filed a late report with respect to options granted in Fiscal 1997.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for the approval and administration of compensation programs for the Company's executive officers.

     The Compensation Committee endeavors to ensure that the compensation programs for the Company's executive officers are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term best interests of the Company and its stockholders. The Compensation Committee seeks to align total compensation for the Company's executive officers with the performance of the Company and the individual performance of each executive officer in assisting the Company in accomplishing its goals. The Company's compensation program consists of (i) an annual component, which includes base salary and an annual incentive bonus, and (ii) a long-term component consisting of stock options, stock appreciation rights, stock awards and cash awards. The following is a report of the Compensation Committee with respect to compensation policies and determinations relating to Fiscal 1998 and Fiscal 1997.

BASE SALARY

     The Compensation Committee's policy with respect to Fiscal 1998 and Fiscal 1997 base salaries for executive officers was generally to keep them at appropriate levels in light of compensation surveys in which the Company participated in 1996. The 1996 compensation surveys were evaluated for purposes of determining general competitive compensation levels, and variations in performance between the Company and companies included in the surveys were not specifically evaluated in connection with the determination of base salary levels. The companies included in the surveys are not the same as those included in the Old Gas Services Peer Group or the Dow Jones & Industrial Diversified Index referred to under "Stockholder Return Performance Graph."

     The determination of the base salaries for all the executive officers during Fiscal 1998 and Fiscal 1997 was based on the Compensation Committee's subjective evaluation and did not involve application of objective measures of performance. The compensation for Mr. Lassiter and Mr. von Rosenberg was fixed by contract.

ANNUAL INCENTIVE BONUS

     Bonuses were paid to executive officers for Fiscal 1998 and Fiscal 1997 based on the subjective evaluation of the performance of the Company and each executive. In Mr. von Rosenberg's case, the bonus was paid for Fiscal 1997 pursuant to the terms of his employment agreement.

LONG-TERM INCENTIVE AWARDS

     The Compensation Committee believes that to achieve the Company's long-term growth objectives and to align management and its stockholders' interest, it is in the Company's best interest from time to time to grant equity and equity-like incentives to key members of its management staff. The Company's 1996 Long-Term Incentive Plan, 1990 Stock Option Plan and Amended and Restated Special Incentive Plan are administered by the Compensation Committee, which has the full power and authority to designate participants and determine the terms and provisions of the agreements evidencing awards. The price of each award made is based on the fair market value of a share of Common Stock on the date of the award.

     The Compensation Committee did not make any awards to executive officers during Fiscal 1998. During Fiscal 1997, the Compensation Committee awarded options to executive officers under the 1996 Long-Term Incentive Plan based on the Committee's subjective evaluation as to each such executive officer's contribution to the Company. In making such evaluation, the Compensation Committee engaged the Company's independent public accountants, Coopers & Lybrand, L.L.P. (n/k/a PricewaterhouseCoopers, LLP) to assess the competitive level of the Company's compensation for its senior executives. The firm advised the Committee that the Company's total performance pay and proposed option grants were consistent with competitive practices. In reaching its conclusion, Coopers & Lybrand considered public and private companies which were not included in the peer group used with the Company's performance graph and which were diversified in size and industry participation. For further information regarding such grants, see "Executive Compensation -- Option Grants in Fiscal 1997."

COMPENSATION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

     The compensation policies described above apply to the compensation of the Chairman of the Board and Chief Executive Officer. The Compensation Committee is directly responsible for determining the salary level, annual bonuses and all awards and grants to the Chairman of the Board and the Chief Executive Officer. In the Compensation Committee's opinion, the salaries and bonuses of Mr. M. Glazer and A. Glazer reflect their positions, duties, responsibilities with, and contributions to the Company.

SECTION 162(M)

     The Compensation Committee has considered the potential impact of Section 162(m) of the Code adopted under the Federal Revenue Reconciliation Act of 1993. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is performance-based. At present, the Committee has not adopted an overall policy with respect to Section 162(m) because only the cash compensation of the Chairman of the Board is above the $1 million threshold and the Company believes that any options granted under the 1996 Long-Term Incentive Plan will meet the requirement of being performance-based under the transition provisions provided in the regulations under the Section. Therefore, the Committee currently expects Code Section 162(m) to have no material effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the period from October 1996 through June 1997, the Board of Directors did not have a compensation committee or other committee performing similar functions and the Board of Directors made all decisions concerning compensation of executive officers. During such period Malcolm Glazer and Avram Glazer, both of whom are executive officers of the Company were directors and participated in Board deliberations involving executive officer compensation. In June 1997, the Board established a Compensation Committee and appointed Robert Leffler and David Littman to that Committee.

     Certain directors of the Company, including Messrs. M. Glazer, A. Glazer and Leffler, have been named as defendants in certain litigation involving the Company as described in the section entitled "Certain Litigation" above. Pursuant to By-Law provisions and indemnification agreements, the Company has agreed to indemnify and advance expenses to those officers and directors to the fullest extent permitted by applicable law.

     Darcie Glazer, daughter of Malcolm I. Glazer, is employed by the Company as an investment analyst. She has held that position since May 6, 1996. She receives an annual salary of approximately $95,000 and other employee benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information concerning certain transactions and relationships see "Executive Compensation -- Compensation Committee Interlocks and Insider Participation".

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table indicates the number of shares of Common Stock owned beneficially as of December 31, 1998 by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock (ii) each director, (iii) the 1998 Named Officers and (iv) all directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are deemed beneficially owned by such person or entity. All information for the following table is taken from or based upon ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to the Company.

                                                                  AMOUNT OF SHARES
                                                                 BENEFICIALLY OWNED
                                                              -------------------------
                      NAME AND ADDRESS                                        PERCENT
                    OF BENEFICIAL OWNER                         SHARES      OF CLASS(1)
                    -------------------                       ----------    -----------
Malcolm I. Glazer(2)(3)(4)..................................  10,523,717         43.4%
Avram A. Glazer(3)..........................................     228,333            *
Robert V. Leffler, Jr.(3)...................................       6,666            *
Warren H. Gfeller(3)........................................       6,766            *
David N. Litman(3)..........................................       6,667            *
Bryan G. Glazer(3)..........................................      21,667            *
Edward S. Glazer(3)(5)......................................      19,511            *
Donald Smith & Co., Inc.(6)(4)..............................   1,333,500          5.5%
All directors and executive officers of the Company
  as a group (8 persons)(2).................................  10,546,527         44.3%

---------------
 *  Represents ownership of less than 1.0%.

(1) The Company had 23,877,078 shares of common stock issued and outstanding on December 31, 1998. The calculation for this column is based upon the number of shares of common stock issued and outstanding on such date, plus the shares of common stock subject to options held by the respective persons on December 31, 1998 and exercisable within 60 days thereafter.

(2) The shares reported are held in the name of The Malcolm Glazer Family Limited Partnership, in which Malcolm Glazer controls the sole general partner.

(3) The reported ownership includes 128,333, 228,333, 6,667, 6,667, 6,667, 6,667 and 6,667 shares issuable under options, exercisable on or before 60 days after December 31, 1998 held by Messrs. M. Glazer, A. Glazer, Leffler, Gfeller, Litman, B. Glazer and E. Glazer.

(4) The addresses of the persons shown on the foregoing table who are believed by the Company to be beneficial owners of more than 5% of the Company's Common Stock are as follows: Malcolm I. Glazer, 1482 South Ocean Boulevard, Palm Beach, Florida 33480; and Donald Smith & Co., Inc., East 80 Route 4, Paramus, New Jersey 07652.

(5) The reported ownership includes 6,667 shares held by Mr. E. Glazer's spouse. Mr. E. Glazer has disclaimed beneficial ownership of these shares.

(6) The reported ownership is based solely on Form 13G dated February 12, 1998 and filed with the Commission.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The Commission requires a five-year comparison of the cumulative total return of the Company's Common Stock with that of (i) a broad equity market index and (ii) a published industry or line-of-business index, or index of peer companies with similar market capitalization. The Company has historically used the S&P 500 as its broad market index. The Company has changed its broad market index this year to the S&P SmallCap 600 Index because the Company believes its market capitalization is more similar to the corporations contained in this Index.

     For the second required comparison, since 1993, the Company has used an index of peer companies in the gas service business, which, as of the end of Fiscal 1996, included Tidewater, Inc., Production Operators Corp., Western Gas Resources, Inc., Aquila Gas Pipeline Corporation, Tejas Gas Corporation, KN Energy, Inc. and USX-Delhi Group ("Old Gas Services Peer Group"). In Fiscal 1996, the Company exited the gas services business. Currently, the Company through its holdings in Omega Protein Corporation, Viskase Corporation and Zap Corporation, operates in the marine protein, food packaging and internet industries. As a result of its diversified business activities, the Company does not currently have a readily definable peer group.

Therefore, for the second required comparison, the Company has elected to use the Dow Jones Industrial Diversified Index as a published industry index.

     Pursuant to the Commission's rules, the graph presented below includes comparisons of the performance (on a cumulative total return basis) of the Company's Common Stock with the S&P 500 Index, the S&P SmallCap 600 Index, the Old Gas Services Peer Group and the Dow Jones Industrial Diversified Index.

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this documents by reference and shall not otherwise be deemed filed.

                 COMPARISON OF SIX YEAR CUMULATIVE TOTAL RETURN
                  AMONG ZAPATA CORPORATION, THE S&P 500 INDEX,
        THE S&P SMALLCAP 600 INDEX, THE OLD GAS SERVICES PEER GROUP AND
                 THE DOW JONES INDUSTRIAL DIVERSIFIED INDEX(1)

                              [PERFORMANCE GRAPH]

                                                                     CUMULATIVE TOTAL RETURN
                                                   ------------------------------------------------------------
                                                    9/92     9/93     9/94     9/95     9/96     9/97     9/98
ZAPATA CORPORATION...............................  100.00   100.00    91.47    88.93    73.68   149.14   205.35
PEER GROUP.......................................  100.00   138.58   106.69   123.09   155.67   227.32   126.67
OLD GAS SERIES...................................
S & P 500........................................  100.00   113.00   117.17   152.02   182.93   256.93   280.17
DOW JONES INDUSTRIAL -- DIVERSIFIED..............  100.00   123.97   125.94   151.72   194.11   266.83   248.50
S & P SMALLCAP 600...............................  100.00   136.65   135.86   171.43   197.68   270.76   229.21

---------------
(1) Assumes that the value of the investment in Company Common Stock and in each index was $100 on October 1, 1992 and that all dividends were reinvested on a quarterly basis. Returns for issuers included in the Old Gas Services Peer Group have been weighted on the basis of total market capitalization for each issuer in the Group.

                                   PROPOSAL 2

                            REINCORPORATION PROPOSAL

GENERAL

     The Company's Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from Delaware to Nevada, subject to stockholder approval. The reincorporation would be effected through a merger of the Company with and into a Nevada corporation which is wholly-owned by the Company (the "Merger"). The Board of Directors believes that the proposed change in domicile is in the best interest of the Company and its stockholders for several reasons, including (i) to avoid incurring the annual franchise taxes assessed to the Company by the State of Delaware and (ii) the more favorable corporate environment afforded by Nevada law to corporate directors and officers.

     Adoption and approval of the proposed reincorporation will affect certain rights of stockholders. Accordingly, stockholders are urged to read carefully the entire Proxy Statement and the annexes hereto before voting on the Merger.

REASONS FOR REINCORPORATION

     Annual Franchise Tax. The cost of being incorporated in Nevada is substantially less than the cost of being incorporated in Delaware. Delaware bases its franchise fees on the number of authorized shares of a corporation's stock, subject to a maximum fee of $150,000. For Fiscal 1997 and Fiscal 1998, the Company paid approximately $148,000 and $131,000, respectively, in annual franchise fees to the State of Delaware. The State of Nevada charges a flat fee of $85 per year, regardless of the number of authorized shares. Based upon Fiscal 1997 and 1998 and assuming that Delaware would assess the Company a similar amount of franchise fees in future years, the Merger will result in an annual cost savings of between approximately $120,000 and $148,000 annually in franchise fees.

     Directors and Officers. The Board of Directors believes that the Merger will enhance the Company's ability to attract and retain qualified directors and officers as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. The law of Nevada offers reduced risk from the perspective of those who serve as corporate officers and directors. The Company believes that the more favorable corporate environment afforded by Nevada will enable it to compete more effectively in the recruitment and retention of qualified directors and officers.

     As discussed in more detail below, the Nevada corporation law differs from Delaware Corporate law in two respects in terms of provisions that can be included in corporate charters to limit the personal liability of directors and officers. First, Delaware permits such provisions to apply only to directors while Nevada permits such provisions to apply to both officers and directors. Second, while the Delaware provision excepts breaches of the duty of loyalty from any limitation on liability, the Nevada counterpart does not contain this exception. Notwithstanding these provisions, personal liability for directors and officers is not, and cannot be, eliminated under Nevada law for intentional misconduct or for violations of federal laws such as the federal securities laws. Further, the Nevada provisions (similar to Delaware law) do not have any effect on the availability of equitable remedies for breaches of fiduciary duties, such as an injunction or recision.

     The Board of Directors believes that Nevada law strikes an appropriate balance with respect to personal liability of directors and officers, and that the reincorporation in Nevada will enhance the Company's ability to attract and retain qualified officers and directors in the future, while providing appropriate protection for stockholders from possible abuses by officers and directors.

REINCORPORATION PROCEDURE

     If approved by the Company's stockholders, the proposed reincorporation would be effected by merging the Company into a Nevada corporation which is a wholly-owned subsidiary of the Company ("Zapata -- Nevada"). The Nevada subsidiary was recently incorporated in the State of Nevada under the name Zapata Corporation for the purpose of effecting the proposed Merger. The proposed Merger would be accomplished pursuant to the terms of an Agreement and Plan of Merger between the Company and Zapata -- Nevada in substantially the form attached as Annex A to this Proxy Statement (the "Merger Agreement"). Zapata -- Nevada will be the surviving corporation in the Merger. The Merger will not result in any change in the Company's business, assets or liabilities and will not result in any relocation of management or other employees.

     Upon effectiveness of the Merger, each outstanding share of Common Stock of the Company will automatically convert into one share of Zapata-Nevada, Common, Stock par value $.25 per share ("Zapata-Nevada Common Stock") and stockholders of the Company will automatically become stockholders of Zapata -- Nevada. At the effective time of the Merger, the number of outstanding shares of Zapata-Nevada Common Stock will equal to the number of shares of Company Common Stock outstanding immediately prior to the effective time of the Merger. In addition, each outstanding option or right to acquire shares of Company Common Stock will be converted into an option or right to acquire an equal number of shares of Zapata-Nevada Common Stock, under the same terms and conditions as the original options or rights. Further, all of the Company's employee benefit plans, including the 1990 Stock Option Plan, the Amended and Restated Special Incentive Plan and the 1996 Long-Term Incentive Plan (collectively, the "Company Stock Option Plans"), will be adopted and continued by Zapata-Nevada following the Merger. Stockholders should recognize that approval of the proposed Merger will constitute approval of the adoption and assumption of those plans by Zapata-Nevada.

     The Company currently has effective registration statements under the Securities Act of 1933, as amended, which includes shares of Company Common Stock issuable upon the exercise of stock options granted under the Company Stock Option Plans. The Company intends to file amendments to such registration statements to register shares of Zapata-Nevada Common Stock that will be issuable under such plans after the Merger.

     No action need be taken by the Company's stockholders to exchange their stock certificates as a result of the Merger. Certificates for shares of the Company's Common Stock will automatically represent an equal number of shares of the Zapata-Nevada Common Stock upon completion of the Merger. The Company intends to apply for listing of Zapata-Nevada Common Stock on the NYSE, which is the exchange on which Company Common Stock is currently listed. The Company understands that the NYSE will consider the delivery of existing stock certificates of the Company as constituting "good delivery" of shares of Zapata-Nevada in transactions subsequent to the Merger.

MANAGEMENT AFTER THE MERGER.

     Upon effectiveness of the Merger, the Board of Directors of Zapata -Nevada will be those persons elected to the Board of Directors of the Company at the Annual Meeting. Information concerning such persons are set forth above under the caption "Proposal 1 -- Election of Directors". The directors will continue to hold office as directors of Zapata-Nevada for the same term for which they would otherwise serve as directors of the Company and will be subject to reelection at the annual meeting of stockholders of Zapata-Nevada to be held in 2000, 2001 and 2002. The persons serving as executive officers of the Company immediately prior to the Merger will serve as executive officers of Zapata-Nevada upon the effectiveness of the Merger.

FEDERAL INCOME TAX CONSEQUENCES.

     The following discussion addresses certain federal income tax considerations that are generally applicable to holders of Common Stock of the Company who receive of Zapata-Nevada Common Stock in exchange for their Company Common Stock in the Merger. This discussion does not address all of the tax consequences of the Merger that may be relevant to particular stockholders of the Company in light of their particular circumstances, such as stockholders who are dealers in securities, who are foreign persons or who acquired their Company Common Stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the Merger (whether or not such transactions are in connection with the Merger). Finally, no foreign, state or local tax considerations are addressed herein. Accordingly, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger and related transactions, including the applicable federal, state, local and foreign tax consequences to them of the merger and such related transactions.

     The following discussion is based on the interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (the "IRS") is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to the Company and/or its stockholders and/or Zapata-Nevada.

     Neither the Company nor Zapata-Nevada has requested a ruling from the IRS with respect to the federal income tax consequences of the Merger nor obtained an opinion of counsel. The Company's management believes, nevertheless, that subject to the limitations, qualifications and exceptions described herein, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code (a "Reorganization"). As a result, management believes that the federal income tax consequences of the Merger will generally be as follows: (i) no gain or loss will be recognized by holders of the Company's Common Stock upon receipt of Zapata-Nevada Common Stock pursuant to the Merger; (ii) the aggregate tax basis of the Zapata-Nevada Common Stock received by each stockholder of the Company in the Merger will be equal to the aggregate tax basis of the Company's Common Stock surrendered in exchange therefor; (iii) the holding period of the Zapata-Nevada Common Stock received by each stockholder of the Company will include the period for which such stockholder held the Company Common Stock surrendered in exchange therefor, provided that such Company Common Stock was held by such stockholder as a capital asset at the time of the Merger; and (iv) no gain or loss will be recognized by the Company or Zapata-Nevada as a result of the Merger.

     A successful IRS challenge to the Reorganization status of the Merger would result in stockholders recognizing gain or loss with respect to each share of Company Common Stock exchanged in the Merger equal to the difference between the stockholder's basis in such share and the fair market value, as of the effectiveness of the Merger, of the Zapata-Nevada Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the shares of Zapata-Nevada Common Stock received in the exchange would equal their fair market value on such date, and the stockholder's holding period for such shares would not include the period during which the stockholder held Company Common Stock.

     Even if the Merger qualifies as a Reorganization, stockholders would recognize gain if, and to the extent that, the stockholder received (directly or indirectly) consideration other than Zapata-Nevada Common Stock in exchange for the stockholder's Company Common Stock or to the extent that the Zapata-Nevada Common Stock is considered to be received in exchange for services or property other than solely for Company Common Stock. All or a portion of such gain could be taxable as ordinary income. Under the terms of the Merger Agreement, no consideration other than Zapata-Nevada Common Stock will be issued in the Merger.

     Stockholders will be required to attach a statement to their tax returns for the year of the Merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder's tax basis in the stockholder's Company Common Stock and a description of the Zapata-Nevada Common Stock received.

POSSIBLE NEGATIVE CONSIDERATIONS

     Notwithstanding the belief of the Board of Directors as to the benefits to stockholders of the Merger, stockholders should realize that there are certain negative consequences of the Merger. The primary negative consequence is the lack of predictability resulting from the limited body of case law interpreting the Nevada Revised Statutes (the "NRS"), as compared to the established body of case law interpreting the Delaware General Corporation Law (the "DGCL"). The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Thus, the DGCL and the court decisions construing it are widely regarded as the most extensive and well-defined body of corporate law in the United States. Conversely, there is very little case law in Nevada interpreting the NRS.

INTERESTS OF DIRECTORS AND OFFICERS

     Company stockholders should be aware that reincorporating the Company in Nevada may be of benefit to the Company directors and officers by reducing the potential personal liability of directors and officers. The Merger is not intended to and will not affect the rights of any of the parties to any of the lawsuits to which the Company is a party, including, without limitation, the Harwin/Crandon case filed against the Company and certain current and former directors in Delaware Chancery Court or the Holt Case filed against the Company and Messrs. M. Glazer and A. Glazer in the 148th Judicial District of Nueces County, Texas. See "Proposal 1 -- Election of Directors -- Certain Litigation Involving Directors of the Company." The interests of the Board of Directors in recommending the Merger may, therefore, be in conflict with the interests of the stockholders, and the interests of the Company's directors, management and affiliated stockholders in voting on the Merger proposal may not be the same as those of unaffiliated stockholders. For a more complete discussion of the principal differences between Delaware and Nevada law and the charters and bylaws of the Company and Zapata-Nevada as they affect stockholders see "Reincorporation Proposal -- Significant Changes Caused by the Merger."

RIGHTS OF STOCKHOLDERS TO DISSENT

     Since the proposed reincorporation will be conducted through a merger of the Company into its wholly-owned subsidiary, Zapata-Nevada, the Company's stockholders will not have a right to dissent from the reincorporation and receive the fair market value of their shares in cash.

CERTAIN CHANGES IN THE RIGHTS OF STOCKHOLDERS RESULTING FROM THE REINCORPORATION

     In general, the Company's corporate affairs are governed at present by the corporate law of Delaware, the Company's state of incorporation, and by the Company's Restated Certificate and By-Laws (the "Delaware Certificate" and the "Delaware By-Laws," respectively, and together, the "Delaware Certificate and By-Laws") which have been adopted pursuant to Delaware law. The Delaware Certificate and By-Laws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to 1717 St. James Place, Suite 550, Houston, Texas,
Attention: Corporate Secretary.

     If the Merger Agreement is adopted and approved, the Company will merge into, and its business will be continued by Zapata -- Nevada. Following the Merger, issues of corporate governance and control would be determined under Nevada rather than Delaware law. The Delaware Certificate and Bylaws will, in effect, be replaced by the Articles of Incorporation and By-Laws of Zapata -- Nevada (the "Nevada Articles" and the "Nevada By-Laws," respectively, and together, the "Nevada Articles and By-Laws"), copies of which are attached as Annex B and Annex C, respectively, to this Proxy Statement.

     Effective October 1, 1991, the State of Nevada revised its corporation law. The revisions contained in the NRS were effected to make Nevada a more desirable jurisdiction for corporations to conduct business. In many instances, the result was the adoption of many provisions similar to the DGCL. Although it is impractical to note all of the remaining differences between the corporation statutes of Delaware and Nevada, the most significant differences in the judgment of the management of the Company are summarized below. The summary is not intended to be an exhaustive discussion of all of the differences and reference should be made to the DGCL and the NRS. Such differences can only be determined in full by reference to the DGCL and the NRS and to the case law interpreting these statutes. In addition, both Nevada and Delaware law provide that many of the statutory provisions as they affect various rights of holders of shares of capital stock may be modified by provisions in the charter or bylaws of the corporation. Accordingly, it is important for stockholders to understand the differences among these documents and between Nevada and Delaware law in deciding whether to approve the Merger.

  Removal of Directors.

     The Company currently has, and Zapata -- Nevada initially will have, a classified Board of Directors. Under the DGCL, in the case of a corporation with a classified board of directors, directors may be removed only for cause, unless otherwise provided by the certificate of incorporation. As the Delaware Certificate does not so provide, stockholders currently may remove directors only for cause. Under the NRS, a director may be removed with or without cause by the holders of not less than two-thirds of the voting power of a corporation's stock, regardless of whether the board is classified. However, the NRS permits a corporation's articles of incorporation to require the concurrence of a greater percentage of the voting stock in order to remove a director. The Nevada Articles will not contain such a requirement.

  Indemnification of Officers Directors; and Advancement of Expenses.

     Delaware and Nevada have nearly identical provisions regarding indemnification by a corporation of its officers, directors, employees and agents except Nevada provides broader indemnification in connection with stockholder derivative lawsuits.

  Personal Liability of Directors.

     Under Delaware law, directors are jointly and severally liable to a corporation for violations of statutory provisions relating to the purchase or redemption of a corporation's own shares or the payment of dividends in violation of the DGCL, for a period of six years from the date of such unlawful act. A director who was either absent or dissented from the taking of such action may exonerate himself from liability by causing his dissent to be entered in the corporation's minutes. Under Nevada law, directors are jointly and severally liable to the corporation for violations of statutory provisions relating to the purchase of a corporation's own shares, the payment of dividends, the distribution of assets in liquidation or any loans or guarantees made to a director, until the repayment thereof. Under Nevada law, absent directors are not liable as long as they did not vote for or assent to any of the illegal acts and, unlike Delaware law, Nevada law allows a director who was present at a meeting which approved an illegal act to avoid liability, even if he did not register his dissent in the minutes of the meeting, by voting against the illegal act and registering his dissent at a later time in a separate writing filed with the secretary of the meeting.

     Delaware corporations are permitted to adopt charter provisions limiting, or even eliminating the liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain prescribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful distributions or improper personal benefit. While the NRS has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in two respects. First, the Nevada provision applies to officers as well as directors. Second, while the Delaware provision excepts from limitation on liability a breach of the duty of loyalty, the Nevada counterpart does not contain this exception.

     The Nevada Articles, like the Delaware Certificate, contain a provision limiting the personal liability of directors. However, unlike the Delaware Certificate, the Nevada Articles also limit the liability of officers. Under the laws of either state, the charter provision will not have any effect on the availability of equitable remedies such as an injunctions or rescission based upon a breach of fiduciary duty, or on liabilities which arise under certain federal statutes such as the federal securities laws.

  Dividends.

     Under the DGCL, unless otherwise provided in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL provides that a corporation may redeem or repurchase its shares only out of surplus.

     The NRS provides that a Nevada corporation may not make distributions (including dividends on, or redemptions or repurchases of, shares of capital stock) unless, after giving effect to such distribution, (i) the corporation would be unable to pay its debts as they become due in the usual course of business or (ii) except as provided in the corporation's articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a liquidation to satisfy the preferential rights of preferred stockholders.

     The difference between the DGCL and the NRS with respect to amounts available for dividends or other distributions could conceivably have an adverse effect on the ability of the Company to declare and make future dividends or other corporate distributions.

  Examination of Books and Records

     Under Delaware law, any stockholder of a corporation, regardless of his percentage of ownership, has the right to inspect the corporation's stock ledger, list of stockholders and its other books and records, upon a written demand under oath in which the stockholder states a "proper purpose," as determined under Delaware law, for such inspection. Under Nevada law, any person who has been a stockholder of record of a corporation for at least six months immediately preceding his demand, or any person holding, or authorized in writing by the holders of, at least 5% of all of it's a corporation's outstanding shares, upon at least five days written demand is entitled to inspect in person or by agent or attorney the corporation's stock ledger; provided that such inspection may be denied to a stockholder or other person upon his refusal to furnish to the corporation an affidavit that the inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation and that he has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any record of stockholders for any such purpose. In addition, a person must be the holder of record of, or the holder of record of voting trust certificates for, or have been authorized in writing by the holders of, at least 15% of all outstanding shares of a corporation in order to examine the books of account and all financial records of a corporation.

  Restrictions on Business Combination/Corporate Control.

     Both the DGCL and the NRS contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under the DGCL, except under certain circumstances, a corporation is not permitted to engage in a business combination with any interested stockholder for a three-year period following the date such stockholder became an interested stockholder. The DGCL defines an interested stockholder, generally, as a person who owns 15% or more of the outstanding shares of such corporation's voting stock.

     Under the NRS, except under certain circumstances (which vary from the DGCL's exceptions) similar to the DGCL, business combinations with interested stockholders are not permitted for a period of three years following the date such stockholder became an interested stockholder. In addition to this three year moratorium on combinations, the business combination law prohibits a Nevada corporation from engaging in any combination with an interested stockholder after the three year moratorium unless certain approvals are obtained or fair value requirements are met. The NRS defines an interested stockholder, generally, as a person who owns 10% or more of the outstanding shares of the corporation's voting stock. In addition to the business combination statute, the NRS generally disallows the exercise of voting rights with respect to "control shares" of an "issuing corporation" held by an "acquiring person," unless such voting rights are conferred by a majority vote of the disinterested stockholders. "Control shares" are the voting shares of an issuing corporation acquired in connection with the acquisition of a "controlling interest." "Controlling interest" is defined in terms of threshold levels of voting share ownership, which thresholds, whenever each may be crossed, trigger application of the voting bar with respect to the shares newly acquired. Delaware does not have post-moratorium approval requirements or a control shares statute. As permitted by the NRS, Zapata -- Nevada has opted out of coverages of both the Nevada business combination and control shares statutes.

     The NRS also permits directors of a Nevada corporation to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation. As a result, the board of directors of Zapata -- Nevada may have more discretion under this standard than the Board of Directors of the Company in considering and responding to unsolicited offers to purchase a controlling interest in Zapata -- Nevada.

REQUIRED VOTE FOR APPROVAL

     A vote FOR the approval and adoption of the Merger Agreement will constitute approval of the Merger and all other related transactions, including approval and adoption of the Nevada Articles and By-Laws and adoption and assumption by Zapata -- Nevada of each of the Company's Stock Option Plans and all outstanding option agreements to acquire the Company's Common Stock. If approved by the stockholders, it is anticipated that the Merger will be completed as soon thereafter as practicable. The proposed Merger may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after stockholder approval has been obtained if, in the opinion of the Board of Directors, circumstances arise that make such action advisable.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

                                   PROPOSAL 3

                1996 LONG-TERM INCENTIVE PLAN AMENDMENT PROPOSAL

GENERAL.

     The Company's stockholders have previously approved the Company's 1996 Long-Term Incentive Plan. (the "1996 Incentive Plan") The 1996 Incentive Plan provides for the grant of stock options, stock appreciation rights, stock awards and cash awards to selected employees and other key employees of the Company or any of its majority-owned subsidiaries ("Subsidiaries") who make important and direct contributions to the success of the Company and its Subsidiaries. The primary purpose of the 1996 Incentive Plan is to attract and retain key executives and other selected employees, reward them for making major contributions to the success of the Company and provide them with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

PROPOSED AMENDMENT.

     In December 1998, the Board of Directors approved, subject to stockholder approval, an amendment to the 1996 Incentive Plan (the "Amendment"), which, among other things, increased the number of shares of Common Stock available for awards made pursuant thereto. The Amendment increases the aggregate number of shares available for awards under the plan from 5,000,000 shares to 10,000,000 shares in order to ensure that an adequate number of shares is available during the remainder of the plan's term. The Board believes the 1996 Incentive Plan and the Amendment (sometimes collectively referred to as the "Amended 1996 Incentive Plan") will act as an incentive in hiring, retaining and motivating new officers and key employees to achieve long-term business objectives of the Company which will inure to the benefit of all stockholders of the Company. The proposed Amendment gives the Board added flexibility to make increased individual awards to meet changing business and tax strategies.

     The 1996 Incentive Plan currently provides that a maximum of 5,000,000 shares of Common Stock are available for awards made thereunder. As of the record date, February 22, 1999, 2,135,000 shares have been reserved for issuance pursuant to awards previously made under the plan or have been issued pursuant to exercised options. If the Amendment is approved by the stockholders, the total number of shares of Common Stock with respect to which future awards may be made under the terms of the 1996 Incentive Plan shall be increased by 5,000,000 shares, bringing the total shares authorized for awards thereunder during the life of the plan to 10,000,000 shares, of which 7,865,000 shares will be available for future awards In addition, the 1996 Incentive Plan currently provides that if any awards expire, are terminated unexercised, or are forfeited, shares subject to such awards will be available for regrant by the Board.

NEW PLAN BENEFITS.

     The following table sets forth information concerning the options previously granted pursuant to the 1996 Incentive Plan since its adoption (i) to the Named Officers; (ii) to all current executive officers of the Company as a group; and (iii) to all other employees, including all current officers who are not executive officers, as a group. Grants under the 1996 Long-Term Incentive plan are made at the discretion of the Compensation Committee. Accordingly, grants under that plan are not yet determinable.

                                         NUMBER OF SHARES          EXERCISE OR           MARKET PRICE
NAME                                   UNDERLYING OPTIONS(#)    BASE PRICE ($/SH)    DATE OF GRANT ($/SH)
----                                   ---------------------    -----------------    --------------------
1998 NAMED OFFICERS:
Malcolm I. Glazer....................         325,000                $4.625                 $4.625
Avram A. Glazer......................         625,000                $4.625                 $4.625
1997 NAMED OFFICERS:
Joseph L. vonRosenberg...............         330,000                $4.625                 $4.625
Eric T. Furey........................         142,500                $4.625                 $4.625
Robert A. Gardiner...................         250,000                $4.625                 $4.625
All Current Executive Officers as a
  Group..............................         950,000                $4.625                 $4.625
All Current Employees as a Group.....         950,000                $4.625                 $4.625

SUMMARY DESCRIPTION OF THE AMENDED 1996 INCENTIVE PLAN.

     The following is a summary of the material features of the Amended 1996 Incentive Plan. Capitalized terms used in this summary which are not defined herein have the meanings ascribed to them in the 1996 Incentive Plan and the Amendment. The full text of the Amended 1996 Incentive Plan is available upon request from the Company's Corporate Secretary and this summary is qualified in its entirety by reference thereto.

     Employees who participate in the Amended 1996 Incentive Plan are selected by a committee designated by the Board of Directors to administer the Amended 1996 Incentive Plan or by the Board of Directors if it elects to administer the Amended 1996 Incentive Plan itself (the "Committee," which term includes the Board of Directors if it elects to administer the Amended 1996 Incentive Plan itself) from among those employees who hold positions of responsibility and whose performance, in the judgment of the Committee, has a significant effect on the success of the Company.

     Subject to the terms of the Amended 1996 Incentive Plan, the Committee has the authority (i) to select employees to receive awards, (ii) to determine the timing, form, amount or value and term of awards, and the conditions and limitations, if any, pursuant to which awards will be made and become payable and (iii) to interpret the Amended 1996 Incentive Plan and adopt rules, regulations and guidelines for carrying out the 1996 Incentive Plan. The Committee may delegate certain of its duties under the Amended 1996 Incentive Plan to senior officers of the Company.

     The Amended 1996 Incentive Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards and cash awards. Stock options must have exercise prices not less than the fair market value of the Common Stock on the date of grant and may be incentive stock options that comply with Section 422 of the Code. The exercise price of any stock option may, at the discretion of the Committee, be paid in cash or by surrendering shares of Common Stock or another award under the Amended 1996 Incentive Plan, valued at fair market value on the date of exercise, or any combination thereof.

     Vesting conditions for a stock option will be specified by the Committee and set forth in the applicable option agreement. Vesting conditions may include, without limitation, provision for acceleration in the case of a change in control of the Company or for stock appreciation rights exercisable for cash (in lieu of the option) in the case of such a change in control. Stock appreciation rights are rights to receive, without payment to the Company, cash or shares of Common Stock with a value determined by reference to the difference between the exercise or "strike" price of the stock appreciation right and the fair market value or other specified valuation of the Common Stock at the time of exercise.

     Stock appreciation rights may be granted in tandem with stock options or separately. Stock awards may consist of Common Stock or be denominated in units of Common Stock. Stock awards may be subject to conditions established by the Committee, including service vesting conditions and performance conditions (including without limitation performance conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth measures or rates). A stock award may provide for voting rights and dividend or dividend equivalent rights. Cash awards may be subject to conditions specified by the Committee, including service conditions and performance conditions.

     No participant may be granted, during any three-year period, awards consisting of stock options or stock appreciation rights exercisable for more than 12.5% of the shares of Common Stock reserved for issuance under the Amended 1996 Incentive Plan. If the Amendment is approved, the amount of the awards which may be made to participants during any three year period shall be increased from awards exercisable for 625,000 shares to awards exercisable for 1,250,000 shares.

     Payment of awards may be made in cash or Common Stock or combinations thereof, as determined by the Committee. An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award. An award may provide for a tax gross-up payment to a participant if a change in control of the Company results in the participant owing an excise tax or other tax above the rate ordinarily applicable, pursuant to the parachute tax provisions of
Section 280G of the Code or otherwise. The gross-up payment would be in an amount such that the net amount received by the participant, after paying the increased tax and any additional taxes on the additional amount, would be equal to that receivable by the participant if the increased tax were not applicable.

     The Board of Directors may amend, modify, suspend or terminate the Amended 1996 Incentive Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights under any award previously granted will be made without the award holder's consent and (ii) no amendment or alteration will be effective prior to approval by the Company's stockholders to the extent such approval is required by applicable legal requirements.

FEDERAL INCOME TAX CONSIDERATIONS

     The holder of a nonqualified stock option will recognize no taxable income as a result of the grant of the stock option. Upon the exercise of the stock option, however, the holder of a nonqualified stock option will recognize taxable ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise or purchase price (or, in the case of relinquishment, in an amount equal to the sum of the cash received and the fair market value of the shares or award received determined on the date of exercise) and, correspondingly, the Company will be entitled to an income tax deduction for such amount. Upon the exercise of an incentive stock option, the stock option holder generally will not recognize taxable income by reason of the exercise, and the Company normally will not be entitled to any income tax deduction. If the stock option holder disposes of the shares acquired upon the exercise of an incentive stock option after satisfaction of certain minimum holding periods, any gain realized will be capital gain. Gain attributable to post-exercise appreciation of stock acquired upon the exercise of a nonqualified or incentive stock option will be capital gain if the stock option holder has held the shares as a capital asset for more than one year. If a stock option holder disposes of the shares acquired upon the exercise of an incentive stock option within the minimum holding periods, the stock option holder would recognize ordinary income, and the Company would be entitled to a commensurate income tax deduction (except with respect to post-exercise appreciation).

     The grant of a stock appreciation right will produce no U.S. federal tax consequences for the participant or the Company. The exercise of a stock appreciation right results in taxable income to the participant equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

     A participant under the Amended 1996 Incentive Plan who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at that time. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant and deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares, in which case (1) the Company will be entitled to a deduction at the same time and in the same amount,
(2) dividends paid to the participant during the restriction period will be taxable as dividends to him or her and will not be deductible by the Company and
(3) there will be no further federal income tax consequences when the restrictions lapse.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented at the meeting and entitled to vote is required for the adoption of the Amendment to the 1996 Incentive Plan. If the Amendment is not approved by the Company's stockholders, the 1996 Incentive Plan will continue in effect in the form most recently approved by the Company's stockholders on December 5, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 INCENTIVE PLAN.

                                   PROPOSAL 4

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers, LLP to act as the Company's independent public accountants and to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the 52-week fiscal year ending September 30, 1999.

     The Board of Directors considers PricewaterhouseCoopers, LLP to be well qualified. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he so desires. Neither the firm nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as independent auditors. This selection is being submitted for ratification at the meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for such ratification. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE BOARD'S APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                   PROPOSAL 5

          STOCKHOLDER PROPOSAL FOR POST-CLOSING ANNUAL MEETING REPORT

     Martin Glotzer, who resides at 7061 North Kedzie Avenue, Chicago, Illinois 60645, is the owner of 200 shares of Common Stock, and John J. Gilbert, who resides at 29 East 64th Street, New York, New York 10021-7043, is the owner of 203 shares of Common Stock. These stockholders have advised the Company that it is their intention to present the following resolution for consideration and action by stockholders at the Annual Meeting:

         "RESOLVED: That the stockholders of Zapata, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to see that following the annual meeting that management issue a post-meeting report which shall include a brief resume of questions and answers of general interest, a summary of the discussion, identification of participants and the actual vote for and against all resolutions."

PROPONENT'S SUPPORTING STATEMENT

     Messrs. Glotzer and Gilbert have made the following statement in support of this proposal:

         "REASONS: 'Stockholders are entitled to accurate information as to what transpires at the annual meeting, so they can act for their joint interest. If stockholders cannot act together they cannot act effectively.' (quote from Judge John J. Biggs, Jr., United States Appellate Court.)

        Had a proper post-meeting report of last years annual stockholders meeting gone out, owners would have learned:

             1. A shareholder protested the holding of the annual meeting in Baltimore, Maryland as a place "to run away from shareholders."

             2. A shareholder protested the holding of the annual meeting without furnishing current financial information, viz., last filed Form 10-Q with the Securities and Exchange Commission.

             3. Statement by a shareholder requesting that a transcript of the meeting be furnished upon request and payment of a modest fee."

BOARD OF DIRECTORS' OPPOSING STATEMENT

     The Board of Directors opposes the proposal for the reasons that follow:

     The Board of Directors believes that publishing and mailing a separate post meeting report to stockholders is an inefficient and costly means of informing stockholders of the results of annual stockholders' meetings. The results of all votes taken at annual stockholders' meetings are disclosed in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission following each annual meeting. The Quarterly Report is available on the Commission's Worldwide Web site on the EDGAR system at www.sec.gov. Further, most matters covered by management at annual stockholders' meetings are generally contained in the Company's annual report distributed prior to, or together with the proxy statement for the meeting, other reports and statements filed by the Company with the Commission and its press releases.

     It has never been the Company's practice to make a transcript of its annual stockholders meeting. As required by law, formal minutes of the meeting are prepared and maintained as part of the Company's permanent records. Therefore, the Board of Directors believes that preparation of a transcript world be a burdensome, expensive procedure that would serve no useful purpose.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote is required to approve this stockholder proposal if it is presented.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

                                   PROPOSAL 6

              STOCKHOLDER PROPOSAL FOR EXTRAORDINARY DISTRIBUTION

     T.A. McKay & Co., Inc., located at 630 Fifth Avenue, Suite 1956, New York, New York 10111, manages two investment funds, Simplon Partners, LP and Simplon Investments Limited, which funds reportedly have beneficial ownership of 871,200 shares of Common Stock, which constitutes approximately 3.8% of the Company's outstanding shares of Common stock. Since November 5, 1996, T.A. McKay & Co., Inc. has had beneficial ownership of at least 230,000 shares (approximately 1%) of Common Stock. T.A. McKay & Co., Inc. has advised the Company that it intends to present the following resolution from the floor for consideration at the Annual Meeting:

        "RESOLVED: That the stockholders recommend to the Board of Directors that Zapata Corporation distribute to shareholders all of its cash and marketable securities."

PROPONENT'S SUPPORTING STATEMENT

     T.A. McKay & Co, Inc. makes the following statement in support of its proposal:

        "REASONS: In a press release, dated September 21st, management stated that Zapata had cash and marketable securities of $4.79 per share. If this were distributed to shareholders, Zapata Protein would be left as the sole remaining asset of Zapata. We believe that the trading price of post-distribution Zapata plus the amount of the distribution would exceed the current trading price of Zapata Common Stock. At the time of this letter, the closing sale price of the common stock reported by the New York Stock Exchange was $6.25 per share."

BOARD OF DIRECTORS' OPPOSING STATEMENT

     The Board of Directors opposes the proposal for the reasons that follow:

     The proponent submitted notice of its intent to make this proposal by letter, dated September 27, 1997. Following this submission, the trading price of the Company's Common Stock has increased above the Company's book value. Further, in July 1998, the Company announced a stock repurchase program in which the Company, in its discretion, could purchase from time to time in the open market or privately shares of Common Stock at prices and on terms the Board of Directors deems appropriate.

     The Board of Directors believes that its capital resources, including its available cash and cash equivalents, are necessary to accomplish the Company's current strategies adopted by the Board of Directors. The Board's view is that the Company should continue on its current path with the objectives of maintaining cash reserves adequate to fund its business strategies going forward. The Board of Directors believes that the distribution by the Company of all its cash and marketable securities would adversely affect the Company's ability to complete its strategies and would reduce the Company's future options.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote on this matter is required to approve this proposal if it is presented. Under the DGCL, the action recommended in this proposal could be taken only if first approved by the Board of Directors. Therefore, if approved, the proposal would not automatically result in a distribution, but instead would serve as a recommendation to the Board of Directors to take the steps necessary to effect such a distribution.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL IF IT IS PRESENTED

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter properly comes before the meeting, it is intended that proxies in the enclosed form will be voted on the matter in accordance with the discretion of the persons named in the proxy.

         STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

     Under applicable securities laws, stockholder proposals must be received by the Company no later than 120 days prior to February 22, 1999 (the date of this Proxy Statement) to be considered for inclusion in the Company's proxy statement relating to the 2000 Annual Stockholders Meeting. If the Company changes the date of the 2000 Annual Meeting by more than 30 days from the date of the 1999 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2000 Annual Meeting. The Board of Directors of the Company recently announced a change in the Company's fiscal year end from September 30 to December 31. Consequently, the date of the 2000 Annual Meeting will likely be changed by more than 30 days from this year's meeting. The Company will announce the date of the 2000 Annual Meeting when the Board has determined such date in one of its Quarterly Reports on Form 10-Q or a Current Report on Form 8-K.

                                          By Order of the Board of Directors,

                                          Avram A. Glazer, President and
                                          Chief Executive Officer

Houston, Texas
February 22, 1999

                                    ANNEX A

                AGREEMENT AND PLAN OF MERGER AND REINCORPORATION

     This AGREEMENT AND PLAN OF MERGER AND REINCORPORATION (the "Agreement") is entered into as of this 14th day of January, 1999, by and between ZAPATA CORPORATION, a Delaware corporation ("Zapata"), and ZAPATA CORPORATION, a Nevada corporation ("Zapata-Nevada").

                              W I T N E S S E T H:

     WHEREAS, Zapata-Nevada is a corporation duly organized and existing under the laws of the State of Nevada;

     WHEREAS, Zapata is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, on the date of this Agreement, Zapata-Nevada has authority to issue 100 shares of common stock, par value $.001 per share (the "Zapata-Nevada Common Stock"), of which 100 shares are issued and outstanding and owned by Zapata;

     WHEREAS, on the date of this Agreement, Zapata has authority to issue (a) 165,000,000 shares of common stock, par value $.01 per share (the "Zapata Common Stock"), of which approximately 23,877,078 shares were issued and outstanding,
(b) 2,000,000 shares of preferred stock, of which no shares are issued and outstanding and (c) 18,000,000 shares of preference stock, of which no shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors of Zapata-Nevada and Zapata have determined that, for the purpose of effecting the reincorporation of Zapata in the State of Nevada, it is advisable, to the advantage of and in the best interests of Zapata and its stockholders and Zapata-Nevada and its stockholder that Zapata merge with and into Zapata-Nevada upon the terms and subject to the conditions herein provided;

     WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the merger described herein to qualify as a reorganization under the provisions of Section 368 of the Code; and

     WHEREAS, the respective Boards of Directors of Zapata-Nevada and Zapata and the stockholders of Zapata-Nevada have unanimously adopted and approved this Agreement, and the Board of Directors of Zapata has directed that this Agreement be submitted to the stockholders of Zapata for their consideration;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Zapata and Zapata-Nevada hereby agree as follows:

     1. MERGER. Subject to the approval of the stockholders of Zapata in accordance with the Delaware General Corporation Law the ("DGCL"), at such time thereafter as the parties hereto shall mutually agree, Zapata shall be merged with and into Zapata-Nevada (the "Merger"), and Zapata-Nevada shall be the surviving corporation (the "Surviving Corporation") in the Merger. The Merger shall be effective upon (a) the filing of this Agreement together with Articles of Merger (the "Articles of Merger") with the office of the Nevada Secretary of State in accordance with the provisions of Chapter 92-A of the Nevada Revised Statutes (the "NRS") and (b) the filing of a duly certified counterpart of this Agreement and a duly executed Certificate of Merger (the "Certificate of Merger") with the Delaware Secretary of State in accordance with the applicable provisions of the DGCL, the date and time of the later of such filings being hereinafter referred to as the "Effective Time."

     2. GOVERNING DOCUMENTS. At the Effective Time and subject to the provisions of this Agreement, the Articles of Merger shall be duly executed by Zapata-Nevada and Zapata and thereafter delivered to the office of the Nevada Secretary of State for filing, as provided in Chapter 92-A of the NRS, and a certificate of merger (the "Certificate of Merger") shall be duly executed and thereafter delivered to the office of the Delaware Secretary of State for filing, pursuant to Section 251 of the DGCL. The Articles of Incorporation of Zapata-Nevada, a copy of which is attached hereto as Exhibit A, shall be the Articles of Incorporation of the

Surviving Corporation and (b) the By-Laws of Zapata-Nevada, a copy of which is attached hereto as Exhibit B, shall be the By-Laws of the Surviving Corporation.

     3. DIRECTORS AND OFFICERS. The directors (including their respective denomination as Class I, Class II or Class III directors) and officers of Zapata shall be the directors (denominated in like manner by class) and officers of the Surviving Corporation from and after the Effective Time until their respective successors are duly elected or appointed.

     4. SUCCESSION. At the Effective Time, Zapata-Nevada shall succeed to Zapata in the manner of and as more fully set forth in Section 259 of the DGCL and NRS 92A.250.

     5. FURTHER ASSURANCES. From time to time, as and when required by Zapata-Nevada or by its successors and assigns, there shall be executed and delivered on behalf of Zapata such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Zapata-Nevada the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Zapata, and otherwise to carry out the purposes of this Agreement, and the officers and directors of Zapata-Nevada are fully authorized in the name and on behalf of Zapata or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6. STOCK OF ZAPATA. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Zapata Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Zapata-Nevada Common Stock.

     7. OUTSTANDING STOCK OF ZAPATA-NEVADA. At the Effective Time, the 100 shares of Zapata-Nevada Common Stock presently issued and outstanding in the name of Zapata shall be canceled and retired and resume the status of authorized and unissued shares of Zapata-Nevada Common Stock, and no shares of Zapata-Nevada Common Stock or other securities of Zapata-Nevada shall be issued in respect thereof.

     8. STOCK CERTIFICATES. From and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Zapata Common Stock shall be deemed for all purposes to evidence ownership and to represent the shares of Zapata-Nevada Common Stock into which the shares of Zapata Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Zapata-Nevada or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Zapata-Nevada or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Zapata-Nevada Common Stock evidenced by such outstanding certificate as above provided.

     9. OPTIONS. At the Effective Time, each outstanding option or other right to purchase shares of Zapata Common Stock, including options granted and outstanding under the option plans of Zapata (the "Zapata Option Plans"), shall be converted into and become an option or right to purchase the same number of shares of Zapata-Nevada Common Stock at a price per share equal to the exercise price of the option or right to purchase Zapata Common Stock and upon the same terms and subject to the same conditions as set forth in the Zapata Option Plans and the agreements entered into by Zapata pertaining to such options or rights. A number of shares of Zapata-Nevada Common Stock shall be reserved for purposes of such options and rights equal to the number of shares of Zapata Common Stock so reserved immediately prior to the Effective Time. As of the Effective Time, Zapata-Nevada shall assume all obligations of Zapata under agreements pertaining to such options and rights, including the Zapata Option Plans, and the outstanding options or other rights, or portions thereof, granted pursuant thereto.

     10. COVENANTS OF ZAPATA-NEVADA. Zapata-Nevada covenants and agrees that, effective not later than the Effective time, it will:

          (a) qualify to do business as a foreign corporation in all states in which Zapata is so qualified and in which the failure so to qualify would have a material adverse effect on the business or financial condition of Zapata-Nevada and its subsidiaries, taken together as a whole, and, in connection therewith, shall irrevocably appoint an agent for service of process as required under applicable provisions of state law in the states in which qualification is required hereunder; and

          (b) file any and all documents with the Delaware Franchise Tax Board necessary to the assumption by Zapata-Nevada of all of the franchise tax liabilities of Zapata.

     11. BOOK ENTRIES. As of the Effective Time, entries shall be made upon the books of Zapata-Nevada in accordance with the following:

          (a) The assets and liabilities of Zapata shall be recorded at the amounts at which they were carried on the books of Zapata immediately prior to the Effective Time, with appropriate adjustments to reflect the retirement of the 100 shares of Zapata-Nevada Common Stock presently issued and outstanding.

          (b) There shall be credited to the capital stock of Zapata-Nevada the aggregate amount of the par value of all shares of Zapata-Nevada Common Stock resulting from the conversion of the outstanding Zapata Common Stock pursuant to the Merger.

          (c) There shall be credited to the capital surplus account of Zapata-Nevada the aggregate of the amounts shown in the capital stock and capital surplus accounts of Zapata immediately prior to the Effective Time, less the amount credit to the common stock account of Zapata-Nevada pursuant to Paragraph (b) above.

          (d) There shall be credited to the retained earnings account of Zapata-Nevada an amount equal to that carried in the retained earnings account of Zapata immediately prior to the Effective Time.

     12. CONDITION. It shall be a condition precedent to the consummation of the Merger and the other transactions contemplated by this Agreement that the shares of Zapata-Nevada Common Stock to be issued by Zapata-Nevada shall, upon official notice of issuance, be listed on the New York Stock Exchange as of the Effective Time.

     13. AMENDMENT. At any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of Zapata, this Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Zapata-Nevada and Zapata to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Agreement; provided that any amendment made subsequent to the approval or adoption of this Agreement by the stockholders of Zapata-Nevada or the stockholders of Zapata shall be subject to all applicable limitations of the applicable provisions of the DGCL and the NRS.

     14. ABANDONMENT. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Zapata or Zapata-Nevada or both, notwithstanding approval of this Agreement by the sole stockholder of Zapata-Nevada and the stockholders of Zapata.

     15. COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

     16. THIRD PARTIES. Except as provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     17. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to conflict of laws principles.

     IN WITNESS WHEREOF, this Agreement, having first been duly approved by resolutions of the respective Boards of Directors of Zapata and Zapata-Nevada, is hereby executed on behalf of each of said two corporations by their respective officers duly authorized.

                                          ZAPATA CORPORATION,
                                          a Delaware Corporation

                                          By:

                                          --------------------------------------
                                          Name: Avram Glazer
                                          Title: President and CEO

                                          ZAPATA CORPORATION,
                                          a Nevada Corporation

                                          By:

                                          --------------------------------------
                                          Name: Avram Glazer
                                          Title: President and CEO

                                    ANNEX B

                           ARTICLES OF INCORPORATION
                                       OF
                               ZAPATA CORPORATION

     The undersigned incorporator hereby executes these Articles of Incorporation for the purpose of forming a corporation under Chapter 78 of the Nevada Revised Statutes.

                                   ARTICLE I

                                      NAME

     The name of the Corporation is Zapata Corporation.

                                   ARTICLE II

                                 RESIDENT AGENT

     The name and address of the Corporation's initial resident agent is John P. Fowler, Marshall Hill Cassas & de Lipkau, 333 Holcomb Ave., Suite 300, Reno, Nevada 89502. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

                                  ARTICLE III

                                    PURPOSE

     The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV

                               AUTHORIZED CAPITAL

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 185,000,000 shares, which shall be divided into 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), 18,000,000 shares of Preference Stock, par value $.01 per share ("Preference Stock"), and 165,000,000 shares of Common Stock, par value $.25 per share ("Common Stock"). Shares of such stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     The following is a statement of the designations and the powers, preferences and rights and the qualifications, limitations or restrictions, of the classes of stock of the Corporation:

SECTION 4.01  COMMON STOCK.

     (a) Subject to the prior and superior rights of the Preferred Stock and Preference Stock as provided in this Article IV or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock or Preference Stock as herein authorized, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

     (b) Each holder of Common Stock shall be entitled to one vote for each share held and, except as otherwise provided herein, in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock or Preference Stock or by law, the Common Stock, the Preferred Stock and the Preference Stock having voting rights shall vote together as a class.

SECTION 4.02 PREFERRED STOCK. The Preferred Stock may be issued in one or more series, consisting of such series as may be established and designated from time to time by the Board of Directors as hereinafter provided. The Board of Directors shall have the authority to establish and fix the voting powers, full or limited, or the absence of voting powers, and the designations, powers, preferences and relative and other special rights and qualifications, limitations and restrictions of the Preferred Stock of any such new series in a resolution or resolutions adopted by the Board of Directors providing for the issuance of Preferred Stock of such series. Such resolution or resolutions shall
(a) specify the series to which such Preferred Stock shall belong; (b) specify the preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof, if any, with respect to any class or series; (c) specify the annual rate of dividends payable on shares of such series (which may be cumulative or noncumulative); (d) fix the preferences and the amount which the holders of shares of such series shall be entitled to be paid in the event of any liquidation, dissolution or winding up of the Corporation; (e) state at what times and under what terms and conditions the shares of such series shall be redeemable and the amount or amounts payable thereon in the event of redemption; (f) specify the voting powers, full or limited, or the absence of voting powers that the holders of shares of such series shall have; and (g) specify such other rights and provisions not inconsistent with this Article IV with respect to any class or series as may to the Board of Directors seem advisable, including, but not limited to, (i) limiting the number of shares of such series which may be issued, (ii) providing for a sinking fund for the purchase or redemption, or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Corporation is in default as to such sinking or purchase fund the Corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preferred Stock with respect to dividends or distribution of assets upon liquidation (referred to herein as "stock ranking junior to the Preferred Stock"), (iii) imposing conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (iv) imposing conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, stock ranking junior to the Preferred Stock and (v) granting to the holders of shares of such series the right to convert or exchange such shares for shares of any other class or classes or any other series of the same or any other class or classes or any other series of stock of the Corporation or any other issuer. The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series of Preferred Stock. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing class or series of Preferred Stock and the shares so subtracted shall become authorized and unissued shares of Preferred Stock.

     SECTION 4.03 PREFERENCE STOCK. The Preference Stock may be issued in one or more series, consisting of such series as may be established and designated from time to time by the Board of Directors as hereinafter provided. The Board of Directors shall have the authority to establish and fix the voting powers, full or limited, or the absence of voting powers, and the designations, powers, preferences and relative and other special rights and qualifications, limitations and restrictions of the Preference Stock of any such new series in a resolution or resolutions adopted by the Board of Directors providing for the issuance of Preference Stock of such series; provided, that each series of Preference Stock shall rank junior to the Preferred Stock with respect to the payment of dividends and distributions in liquidation. Subject to such limitations, such resolution or resolutions shall (a) specify the series to which such Preference Stock shall belong; (b) specify the preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof, if any, with respect to any class or series; (c) specify the annual rate of dividends payable on shares of such series (which may be cumulative or noncumulative); (d) fix the preferences and the amount which the holders of shares of such series shall be entitled to be paid in the event of any liquidation, dissolution or winding up of the Corporation; (e) state at what times and under what terms and conditions the shares of such series shall be redeemable and the amount or amounts payable thereon in the event of redemption; (f) specify the voting powers, full or limited, or the absence of voting powers that the holders of shares of such series shall have; and (g) specify such other rights and provisions not inconsistent with this
Article IV with respect to any class or series as may to the Board of Directors seem advisable, including, but not limited to, (i) limiting the number of shares of such series which may be issued, (ii) providing for a sinking fund for the purchase or redemption, or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Corporation is in default as to such sinking or purchase fund the Corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preference Stock with respect to dividends or distribution of assets upon liquidation (referred to herein as "stock ranking junior to the Preference Stock"), (iii) imposing conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (iv) imposing conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, stock ranking junior to the Preference Stock and (v) granting to the holders of shares of such series the right to convert or exchange such shares for shares of any other class or classes or any other series of the same or any other class or classes or any other series of stock of the Corporation or any other issuer. The shares of each series of Preference Stock may vary from the shares of any other series thereof in any respect. The Board of Directors may increase the number of shares of the Preference Stock designated for any existing series of Preference Stock. The Board of Directors may decrease the number of shares of Preference Stock designated for any existing series of Preference Stock and the shares so subtracted shall become authorized and unissued shares of Preference Stock.

     SECTION 4.04  LIQUIDATION OR DISSOLUTION.

     (a) In the event of any liquidation or dissolution or winding-up, whether voluntary or otherwise, of the Corporation, after paying or adequately providing for all liabilities and obligations of the Corporation as required by law, the remaining assets and funds of the Corporation shall be distributed as follows:

     The holders of Preferred Stock shall be entitled to be paid in full the respective amounts fixed for each such series, if any, outstanding, as provided in the resolutions of the Board of Directors authorizing issuance thereof, plus the unpaid dividends accrued and unpaid thereon to the date of payment thereof, before any distribution or payment is made to the holders of any series of Preference Stock, Common Stock or any other class of stock of the Corporation ranking junior to the Preferred Stock. If the assets distributable in such liquidation, dissolution or winding-up shall be insufficient to permit the payment to the holders of Preferred Stock as aforesaid, the said assets shall be distributed pro rata among the holders of the respective series of Preferred Stock according to the priority established for each series of Preferred Stock.

     After payment in full to the holders of the Preferred Stock as aforesaid, before any distribution or payment shall be made to the holders of Common Stock or any other class of stock of the Corporation ranking junior to the Preference Stock, the holders of each series of Preference Stock shall be entitled to be paid in full the respective amount fixed for each such series, if any, outstanding, as provided in the Board of Directors resolution authorizing the issuance thereof, plus the unpaid dividends accrued and unpaid thereon to the date of payment thereof, before any distribution or payment is made to the holders of Common Stock or to the holders of any other class of stock of the Corporation ranking junior to the Preference Stock. If the assets distributable in such liquidation, dissolution or winding-up shall be insufficient to permit the payment to the holders of Preference Stock as aforesaid, the said assets shall be distributed pro rata among the holders of the respective series of Preference Stock according to the priority established for each series of Preference Stock.

     After payment in full to the holders of the Preferred Stock and Preference Stock as aforesaid, the remaining assets and funds shall be divided among and paid to the holders of Common Stock pro rata in proportion to the number of shares held by each of them.

     (b) The merger or consolidation of the Corporation into or with any other corporation shall not be or be deemed to be a distribution of assets or a dissolution, liquidation or winding-up for the purposes of this Section 4.04.

                                   ARTICLE V

                          DIRECTORS AND INCORPORATORS

     SECTION 5.01 GOVERNING BOARD OF DIRECTORS. All the corporate powers of this Corporation shall be vested in and exercised by a Board of Directors consisting of the number of directors specified in the By-Laws of the Corporation; provided that the number of directors constituting the entire Board of Directors shall not be less than three (3) directors. The governing board shall be styled "Board of Directors" and the number of directors may at any time or times be increased or decreased as provided in the By-Laws.

     SECTION 5.02 INITIAL BOARD OF DIRECTORS. The names and post office addresses of the member of the first Board of Directors, which shall be three
(3) in number, is as follows:

NAME                                                                ADDRESS
----                                                      ----------------------------
Malcolm Glazer..........................................  1482 S. Ocean Boulevard
                                                          W. Palm Beach, Florida 33480

Avram Glazer............................................  18 Stoney Clover Lane
                                                          Pittsford, New York 14534

Leonard DiSalvo.........................................  270 Commerce Drive
                                                          Rochester, New York 14623

     These individuals shall serve as directors until the first annual meeting of stockholders or until their respective successors are elected and qualified.

     SECTION 5.03 CLASSIFICATION OF DIRECTORS. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the initial term of office of Class I expiring at the annual meeting of stockholders in 1999, of Class II expiring at the annual meeting of stockholders in 2000, and of Class III expiring at the annual meeting of stockholders in 2001. At each annual meeting of stockholders, directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. When the number of directors is increased as permitted by the By-Laws of the Corporation, and any newly created directorships are filled by the Board of Directors, there shall be no classification of such additional directors until the next annual meeting of stockholders. Subject to the foregoing, directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 5.04 VACANCIES. Except as otherwise provided in a Certificate of Designation setting forth the rights of the holders of any class or series of Preferred Stock or Preference Stock, any vacancy on the Board of Directors that results from the death, resignation, retirement, disqualification or removal from office of any director, an increase in the number of directors or for any other reason, may be filled by a majority of the Board of Directors then in office (though less than a quorum), including the sole remaining director. Vacancies shall not be filled by a vote or written consent of the stockholders.

     SECTION 5.05 CLASSIFICATION IF HOLDERS OF PREFERRED STOCK OR PREFERENCE STOCK ELECT DIRECTORS. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock or Preference Stock issued by the Corporation have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or an amendment to these Articles of Incorporation applicable thereto, or the terms of a Certificate of Designation of Preferred Stock or Preference Stock, as applicable, filed with the Nevada Secretary of State applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

     SECTION 5.06 BALLOTS. Election of directors need not be by ballot unless the By-Laws of the Corporation so provide.

                                   ARTICLE VI

                       DIRECTORS' AND OFFICERS' LIABILITY

     No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                                  ARTICLE VII

                                   INDEMNITY

     SECTION 7.01 GENERAL INDEMNIFICATION. Subject to any restrictions set forth in the By-Laws of this Corporation, every person who was or is a party, or is threatened to be made a party to or is involved in any action, suit or proceeding (each a "proceeding"), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise (including any employee benefit plan), shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the laws of the State of Nevada, as the same may exist or hereafter be amended from time to time, against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him in connection with such proceeding if he or she met the standards of conduct which make it possible under the applicable provisions of Chapter 78 of the Nevada Revised Statutes for the Corporation to indemnify said person.

     SECTION 7.02 INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subsequent to any restrictions set forth in the By-Laws of this Corporation, every person who was or is a party or threatened to be made a party to or in involved in any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the laws of the State of Nevada, the same may exist or hereafter be amended from time to time, against all expenses (including attorneys' fees and amounts paid or to be paid in settlement) actually or reasonably incurred or suffered by him in connection with such proceeding if he met the standards of conduct which make it possible under the applicable provisions of Chapter 78 of the Nevada revised statutes for the Corporation to indemnify said person.

     SECTION 7.03 OTHER TERMS. The right of indemnification provided for in this Article VII shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article VII.

     SECTION 7.04 EXPENSES ADVANCED. Subject to any restrictions set forth in the By-Laws of this Corporation, expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding by reason of any act or omission of such director or officer acting as a director or officer shall be paid by the Corporation as they are incurred and billed (no more frequently than monthly) in advance of the final disposition of the proceeding, upon receipt of any undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     SECTION 7.05 BY-LAWS; INSURANCE. Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, to limit the right of indemnification, and may cause the Corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, or served as its representative in a partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not the Corporation would have the power to indemnify such person under these Articles of Incorporation, the Corporation's By-Laws or Nevada law.

     The indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a director, officer, employee or agent, and inures to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII

               SUPER-MAJORITY VOTE FOR CERTAIN CORPORATE ACTIONS

     SECTION 8.01 APPLICABLE TRANSACTIONS AND REQUIRED VOTE. Except as set forth in Section 8.04 of this Article VIII, the affirmative vote or consent of the holders of 80% of all stock of this Corporation entitled to vote in elections of directors, considered for the purposes of this Article VIII as one class, shall be required: (a) for a merger or consolidation with or into any other corporation, or (b) for any sale or lease of all or any substantial part of the assets of this Corporation to any other corporation, person or other entity, or (c) any sale or lease to this Corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $2,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants, or rights to purchase voting securities or securities convertible into voting securities) of this Corporation or any subsidiary by any other corporation, person or entity, if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of stock of this Corporation entitled to vote in elections of directors (considered for this purpose as one class). Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this Corporation otherwise required by law or any agreement between this Corporation and any national securities exchange.

     SECTION 8.02  DETERMINATION OF STOCK OWNERSHIP.  For purposes of this
Article VIII any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this Corporation,

          (a) which it owns directly, whether or not of record, or

          (b) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, or

          (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (a) above), by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on July 1, 1970, or

          (d) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (c) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation.

     For the purposes of this Article VIII, the outstanding shares of any class of stock of this Corporation shall include shares deemed owned through the application of Sections 8.02(b), (c) and (d) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

     SECTION 8.03 BOARD OF DIRECTORS' AUTHORITY. The Board of Directors shall have the power and duty to determine for the purposes of this Article VIII on the basis of information known to this Corporation, whether

          (a) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of this Corporation entitled to vote in elections of directors,

          (b) a corporation, person, or entity is an "affiliate" or "associate" (as defined in Section 9.02(b) above) of another,

          (c) the assets being acquired by this Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $2,000,000, and

          (d) the memorandum of understanding referred to in Section 9.04 below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this
     Article VIII.

     SECTION 8.04  EXCLUDED CORPORATION TRANSACTIONS.  The provisions of this
Article VIII shall not apply to,

          (a) any merger or similar transaction with any corporation if the Board of Directors of this Corporation has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become a beneficial owner of more than 5% of the outstanding shares of stock of this Corporation entitled to vote in elections of directors; or

          (b) any merger or consolidation of this Corporation with, or any sale or lease to this Corporation or any subsidiary thereof of any assets of or sale or lease by this Corporation or any subsidiary thereof of any of its assets to any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by this Corporation and its subsidiaries.

                                   ARTICLE IX

                STATUTES NOT APPLICABLE AND CREDITOR COMPROMISES

     SECTION 9.01 CREDITOR COMPROMISES Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholders thereof, or on the application of any receiver or receivers appointed for this Corporation under applicable law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under applicable law, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors and/or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     9.02  STATUTES NOT APPLICABLE  The provisions of Nevada Revised Statutes
78.411 through 78.444, inclusive, regarding combinations with interested stockholders, shall not be applicable to this Corporation.

                                   ARTICLE X

                                    BY-LAWS

     By-Laws of the Corporation may be adopted, amended or repealed by the Board of Directors or by the affirmative vote of the holders of 80% or more of the Corporation's stock, outstanding and entitled to vote at the meeting at which any By-Law is presented for adoption, amendment or repeal (considered for this purpose as one class). Such By-Laws may contain any provision for the regulation and management of the affairs of the Corporation and the rights or powers of its stockholders, directors, officers or employees not inconsistent with statute or these Articles of Incorporation. Any By-Laws inconsistent with these Articles of Incorporation shall be null and void.

                                   ARTICLE XI

                   ARTICLES OF INCORPORATION, AMENDMENT, ETC.

     SECTION 11.01 GENERAL RIGHTS OF AMENDMENT. The Corporation reserves the rights to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     SECTION 11.02 REQUIRED SUPERMAJORITY VOTE. Notwithstanding any other provisions of these Articles of Incorporation, the By-Laws of this Corporation or any Certificate of Designation of Preferred Stock or Preference Stock (and in addition to any other vote that may be required), the affirmative vote of the holders of 80% of all stock of this Corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change, or repeal Section 5.01 and 5.03 and Articles VIII, X and XI of the Articles of Incorporation.

     Executed this      day of January, 1999.

                                          --------------------------------------
                                          John P. Fowler
                                          Incorporator

STATE OF NEVADA
COUNTY OF WASHOE

     This instrument was acknowledged before me on                , 1999 by John
P. Fowler.

                                          --------------------------------------
                                          Notary Public

                           CERTIFICATE OF ACCEPTANCE

                 OF APPOINTMENT BY AGENT FOR SERVICE OF PROCESS

     In accordance with NRS 78.030(1)(b), the undersigned certifies acceptance of the appointment as the agent for service of process for Zapata-Nevada Corporation, a Nevada corporation.

                                          --------------------------------------
                                          John P. Fowler
                                          Marshall Hill Cassas & de Lipkau
                                          333 Holcomb Ave., Suite 300

Dated: January   , 1999
Reno, NV 89502

                                    ANNEX C

                                    BY-LAWS
                                       OF
                               ZAPATA CORPORATION
                             (A NEVADA CORPORATION)

                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETING. All meetings of the stockholders of the Corporation shall be held at the principal office of the corporation or at any other place or places, within or without the State of Nevada, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date in each year and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting.

     SECTION 3. SPECIAL MEETINGS. A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the Chairman of the Board of Directors or by order of the Board of Directors and shall be called by the Chairman of the Board of Directors or the Board of Directors upon the written request of stockholders holding of record at least 80% of the outstanding shares of stock of the Corporation entitled to vote at such meeting as of the date of such request. Such written request shall state the purpose or purposes for which such meeting is to be called. Business transacted at any such special meeting shall be limited to the purposes stated in the notice.

     SECTION 4. NOTICE OF MEETINGS. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least ten (10) days before the date on which the meeting is to be held, to each stockholder of record entitled to vote thereat by delivering a typewritten or printed notice thereof to each stockholder personally, or by mailing such notice in a postage prepaid envelope directed to each stockholder at such stockholder's address as it appears on the stock book of the Corporation. Every notice of a special meeting of the stockholders, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

     SECTION 5. RECORD DATE. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger, either directly or through a transfer agent appointed by the Board, to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order. Such list shall be open to the examination of any stockholder at the place where said meeting is to be held for said ten (10) days, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

     SECTION 7. QUORUM. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by the Corporation's Articles of Incorporation, By-Laws or by law. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of such meeting, shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 8. VOTING AT MEETINGS. Any holder of shares of capital stock of the Corporation entitled to vote shall be entitled to vote each such share as provided in the Corporation's Articles of Incorporation or, in the case of Preferred Stock or Preference Stock, in the resolution of the Board of Directors authorizing the issuance thereof, either in person or by proxy executed in writing by him or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless it is coupled with an interest sufficient in law to support an irrevocable power. Stockholders of the Corporation shall not have cumulative voting rights in the election of directors.

     SECTION 9. MANNER OF CONDUCTING MEETINGS. To the extent not in conflict with the provisions of law relating thereto or these By-Laws, all stockholder meetings must be conducted pursuant to such rules as may be adopted by the Chairman presiding at the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     SECTION 2. NUMBER AND TERM OF OFFICE. The number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the numbers at any time constituting the Board of Directors of the Corporation; provided that at no time shall the number of directors constituting the whole Board be less than three (3) directors. Each director shall hold office for the full term of office to which he shall have been elected and until his successor shall have been duly elected and shall qualify, or until his earlier death, resignation, retirement, disqualification or removal.

     SECTION 3. PLACE OF MEETINGS. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Nevada, as the Board may from time to time determine.

     SECTION 4. FIRST MEETING. After each annual election of directors and on the same day or as soon thereafter as convenient, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at the place where such annual election is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

     SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board and Chief Executive Officer, the Secretary or any two directors of the

Corporation. Notice shall be given, either personally or by mail or telegram at least twenty-four (24) hours before the meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends and submits a writing to the Secretary stating that the purpose of his attendance is to object to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 7. QUORUM. A majority of the directors at the time in office present at any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business; except that in no case shall a quorum be less than one-third of the total number of directors which constitute the authorized whole Board of Directors; and, except as otherwise required by statute, by the Articles of Incorporation or by these By-Laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

     SECTION 8. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy that shall occur in the Board of Directors by reason of death, resignation, retirement, disqualification or removal or any other cause whatever, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the remaining directors (though less than a quorum), including the sole remaining director, and, except as otherwise provided by the Articles of Incorporation with respect to newly created directorships filled by the Board of Directors, each director so chosen shall hold office until the annual meeting at which the term of the class to which he shall have been elected expires and until his successor shall be duly elected and shall qualify, or until his earlier death, resignation, retirement, disqualification or removal.

     SECTION 9. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the directors in office, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided by the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     SECTION 10. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or of such committee.

     SECTION 11. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but may be paid for their services such amounts as may be fixed from time to time by resolution of the Board. Expenses of attendance, if any, may be paid for attendance at each regular or special meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 12. REQUIRED VOTE OF DIRECTORS FOR CERTAIN ACTIONS. Notwithstanding anything to the contrary in these By-Laws, the following actions shall require the vote of five (5) Directors: (a) any alteration, amendment or repeal of these By-Laws; (b) the issuance of, or the adoption of any agreement or plan for the issuance of, any stock, rights, or other securities (including, without limitation, securities convertible into or exchangeable or exercisable for stock of the Corporation) to the stockholders or any class thereof generally, any term of which is contingent upon or effective upon the acquisition by any person of any of or all of the Corporation's stock or upon any other action by any person with respect to such stock; (c) the creation of any committee of the Board of Directors; (d) the filling of vacancies on the Board of Directors or any committee thereof created by the death, resignation or removal of Malcolm I. Glazer or Avram A. Glazer; or (e) any action to remove Malcolm I. Glazer or Avram A. Glazer from any committee of the Board of Directors.

     SECTION 13. TRANSACTIONS INVOLVING INTEREST OF DIRECTORS. In the absence of fraud, no contract or other transaction of the corporation is affected or invalidated by the fact that any of the directors of the corporation are in any way interested in, or connected with, any other party to, such contract or transaction, provided that such transaction satisfies the applicable provisions of Chapter 78 of the Nevada Revised Statutes. Each and every person who becomes a director of the Corporation is hereby relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Corporation for the benefit of himself or herself or any person in which he or she may be in any way interested or with which he or she may be in any way connected. Any director of the Corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that he or she is also a stockholder, director or officer of, or has any interest in, such other person.

                                  ARTICLE III

                                    OFFICERS

     SECTION 1. TITLE, NUMBER AND SALARIES. The officers of the Corporation shall be elected by the Board of Directors, and shall consist of a Chairman of the Board, Chief Executive Officer, President, Vice Presidents, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time designate, all of whom shall hold office until their successors are elected and qualified. Two or more offices, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The salaries of the officers shall be determined by the Board of Directors or committee duly designated thereby, and may be altered from time to time except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all cost and expenditures incurred in the Corporation's business.

     SECTION 2. VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, retirement, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meeting of the stockholders and directors, shall be ex officio a member of all standing committees to which he is not otherwise appointed, shall see that all orders and resolutions of the Board are carried into effect, and, subject to the directions of the Board, shall have general and active management of the business of the Corporation and shall perform such other duties as may from time to time be assigned to him by the Board.

     SECTION 5. CHIEF EXECUTIVE OFFICER AND PRESIDENT. The Chief Executive Officer and President shall be the chief administrative officer of the Corporation, and subject to the provisions of SECTION 4 of this ARTICLE III, shall perform all the duties incident to the office of Chief Executive Officer and President of a corporation and, subject to the direction of the Board, shall have general and active management of the business of the Corporation and shall perform all duties incident to the office of Chief Executive Officer and President of a corporation and such other duties as may from time to time be assigned to him by the Board. At the request of the Chairman of the Board or of the Board, or in the absence or disability of the Chairman of the Board, the Chief Executive Officer and President shall have all the powers and perform all the duties of the Chairman of the Board.

     SECTION 6. VICE PRESIDENTS. In the absence or disability of the Chairman of the Board, the Chief Executive Officer, the President, the Vice Presidents, in the order of their seniority, shall perform the duties and exercise the powers of the Chairman of the Board and Chief Executive Officer, other than as otherwise provided in the first sentence of SECTION 4 of this ARTICLE III.

     SECTION 7. SECRETARY. It shall be the duty of the Secretary to attend all meetings of the stockholders and Board of Directors, to record correctly the proceedings had at such meetings in a book suitable for that purpose and to perform like duties for standing committees when required. It shall also be the duty of the Secretary to attest with his signature and the seal of the Corporation all stock certificates issued by the Corporation and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. He shall also attest with his signature and the seal of the Corporation all deeds, conveyances or other instruments requiring the seal of the Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him. The duties of the Secretary may also be performed by any Assistant Secretary.

     SECTION 8. TREASURER. The Treasurer shall keep such funds of the Corporation as may be entrusted to his keeping and account for the same. He shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him. The duties of the Treasurer may also be performed by any Assistant Treasurer.

     SECTION 9. DELEGATION OF AUTHORITY. In the case of any absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, stockholder or agent for whatever period of time seems desirable, providing that a majority of the whole Board concurs therein.

     SECTION 10. TRANSACTION INVOLVING INTEREST OF OFFICER. In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that the transaction complies with the applicable provisions of Chapter 78 of the Nevada Revised Statutes. Each and every person who is or may become an officer of the Corporation is hereby relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Corporation for the benefit of such officer or any person in which he or she may be in any way interested or with which he or she may be in any way connected.

                                   ARTICLE IV

                         INDEMNIFICATION AND INSURANCE

     SECTION 1. GENERAL INDEMNIFICATION. Subject to the provisions of SECTION 3 of this ARTICLE IV, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred or suffered by said person in connection with such action, suit or proceeding if he or she met standards of conduct which makes it possible under the applicable provisions of Chapter 78 of the Nevada Revised Statutes for the Corporation to indemnify said person, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (i) failed to meet the standard of care under the applicable provisions of Chapter 78 of the Nevada Revised States.

     SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the provisions of SECTION 3 of this ARTICLE IV, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees and amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have failed to meet a standard of conduct which makes it permissible under the applicable provisions of Chapter 78 of the Nevada Revised Statutes for the Corporation to indemnify such person for the amount claimed.

     SECTION 3. DETERMINATION OF STANDARD OF CONDUCT. Any indemnification under SECTIONS 1 and 2 of this ARTICLE IV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he had met the applicable standard of conduct set forth in said SECTIONS 1 and 2 and under Nevada law. Such determination shall be made (1) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (who may be counsel to the Corporation) in a written opinion, or (3) by the stockholders. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination before the commencement of such action that indemnification of the claimant is permissible under the circumstances because he or she has met such standards of conduct, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such standards of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standards of conduct.

     SECTION 4. SUCCESSFUL DEFENSE. If a director or officer of the Corporation has been successful on the merits or otherwise as a party to any action, suit or proceeding referred to in SECTIONS 1 and 2 of this ARTICLE IV, or with respect to any claim, issue or matter therein (to the extent that a portion of his expenses can be reasonably allocated thereto), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 5. EXPENSES DURING PROCEEDING. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to whom or on whose behalf any such amount is paid to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this ARTICLE IV.

     SECTION 6. EXCLUSIVITY. The indemnification provided by this ARTICLE IV shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any other By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE V or under Nevada Law.

     SECTION 8. INDEMNIFICATION AGREEMENT. The Corporation may enter into agreements with any director, officer, employee, fiduciary or agent of the Corporation providing for indemnification to the full extent permitted by Nevada law.

     SECTION 9. DEFINITIONS. For the purposes of this ARTICLE IV, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this ARTICLE IV with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this ARTICLE IV, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who met a standard of conduct under Nevada law and acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this ARTICLE IV.

                                   ARTICLE VI

                   SHARES OF CAPITAL STOCK AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the capital stock of the Corporation owned by him. The certificates for the respective classes of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board and Chief Executive Officer and President or any Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation and its seal be affixed thereto; provided, however, that, where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by Resolution so authorize, the signature of such Chairman of the Board and Chief Executive Officer and President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether by reason of death, resignation, retirement or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issue and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of the name of the person, firm or corporation owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in SECTION 5 of this ARTICLE V.

     SECTION 2. CLASSES AND SERIES OF CLASSES OF STOCK. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the Certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 3. TRANSFER OF STOCK. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as in SECTION 4 of this ARTICLE V provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

     SECTION 4. REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more Transfer Agents and one or more Registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

     SECTION 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. In case of loss, destruction or mutilation of any certificates of stock, another certificate or certificates may be issued in place thereof upon proof of such loss, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

     SECTION 6. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     SECTION 1. CORPORATE SEAL. The seal of the Corporation shall be circular in form with the words "Corporate SEAL Nevada" in the center and the name of the Corporation around the margin thereof.

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end at the close of business on the 31st day of December in each year.

     SECTION 3. ANNUAL REPORTS. The Board of Directors shall present at each annual meeting of the stockholders a full report of the business and condition of the Corporation.

     SECTION 4. EXECUTION OF CONTRACTS. The Board may authorize any officer or officers, agent or agents, or attorney or attorneys, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or expressly authorized by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or other engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     SECTION 5. LOANS. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board or by a committee of the Board to whom the Board has delegated such power.

     SECTION 6. CHECKS, DRAFTS, ETC. All checks, drafts, bills, notes and other negotiable instruments and orders for the payment of money issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

     SECTION 7. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may designate, or as may be designated by any officer or officers, agent or agents, or attorney or attorneys, of the Corporation to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board and Chief Executive Officer and President, or any Vice President, or the Treasurer (or any other officer or agent or employee or attorney of the Corporation to whom such power shall be delegated by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

     SECTION 8. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as it may designate or as may be designated by any officer or officers, agent or agents, or attorney or attorneys, of the Corporation to whom power in that respect shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

     SECTION 9. OFFICES. The Corporation may have an office or offices at such other place or places, either within or without the State of Nevada, as the Board of Directors may from time to time determine or as shall be necessary for the conduct of business of the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

     All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws shall be adopted, either by the affirmative votes of the holders of record of 80% or more of the issued and outstanding stock of the Corporation entitled to vote in respect thereof, given at any annual or special meeting, or by the vote provided for in [SECTION 13 of ARTICLE II] hereof given at any regular or special meeting of the Board of Directors, provided that notice of the proposal so to alter or repeal or to make such By-Laws be included in the notice of such meeting of the stockholders or the Board, as the case may be. By-Laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders by the vote herein above specified.

                                   ARTICLE IX

                                 INTERPRETATION

     Reference in these By-Laws to any provision of Chapter 78 of the Nevada Revised Statutes shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof of the Nevada Supreme Court.

                               ZAPATA CORPORATION

                           PROXY/VOTING INSTRUCTIONS

ZAPATA CORPORATION
P.O. BOX 4240
HOUSTON, TX 77210

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Malcolm Glazer and Avram Glazer and each of them, attorneys and agents with full power of substitution, to vote as proxy all the shares of Common Stock of Zapata Corporation held of record by the undersigned on February 21, 1999 at the Annual Meeting of Stockholders of Zapata Corporation to be held on March 21, 1999 and at any adjournment(s) thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.

     To vote by telephone, please follow the instructions on the reverse of this card. To vote by mail, please sign and date the card on the reverse side and return promptly by mail in the enclosed, postage pre-paid envelope.

     If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made on the reverse side.

Dated _____________ , 1999

                                   ____________________________________________
                                   Signature


                                   ____________________________________________
                                   Signature if held jointly


                                   When signing as Executor, Administrator,
                                   Trustee or the like, please give full title.


This proxy will be voted as directed, or if no direction is indicated, will be voted FOR Proposal 1 - all nominees listed below for election as directors, FOR Proposals 2, 3 and 4, and AGAINST Stockholder Proposals 5 and 6. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4, and recommends a vote AGAINST Proposals 5 and 6.

(1) Election of Directors  FOR ALL [ ] WITHHOLD AUTHORITY TO VOTE FOR [ ]
                    (except as specified below)

               Term Ending 2000:
               Malcolm I. Glazer
               Robert Leffler

               Term Ending 2001
               Avram A. Glazer
               Warren H. Gfeller
               David N. Litman

               Term Ending 2002:
               Bryan G. Glazer
               Edward S. Glazer

Instructions: To withhold vote for individual(s) write name(s) below.

_______________________________________________________________________________

(2) Proposal to merge Zapata with and into a wholly-owned Nevada subsidiary
    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

(3) Proposal to amend the 1996 Long-Term Incentive Plan
    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

(4) Proposal to ratify selection of       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]
    PricewaterhouseCoopers LLP
    as independent public accountants

(5) Stockholder proposal regarding        FOR [ ]    AGAINST [ ]    ABSTAIN [ ]
    post-meeting report

(6) Stockholder proposal regarding        FOR [ ]    AGAINST [ ]    ABSTAIN [ ]
    extraordinary distribution

                        (Sign and date on reverse side)

           THE ZAPATA CORPORATION -- ANNUAL MEETING -- MARCH 21, 1999

             ZAPATA CORPORATION NOW OFFERS PHONE OR INTERNET VOTING
                         24 hours a day, 7 days a week

ON A TOUCH-TONE PHONE, CALL TOLL-FREE 1-800-PROXIES (or 1-800-776-9437). YOU WILL HEAR THESE INSTRUCTIONS:

-- Enter the control number from the box above, just below the perforation.
-- You will then have two options:
   OPTION 1:   To vote as the Board of Directors recommends on both proposals;
               or
   OPTION 2:   To vote on each proposal separately.
-- Your vote will be repeated to you and you will be asked to confirm it.


                          IF YOU HAVE VOTED BY PHONE,
                     PLEASE DO NOT RETURN THE PROXY CARD.

                             THANK YOU FOR VOTING!